Exhibit 4.3

EchoStar CORPORATION,

as

the Company

AND

EACH OF The Guarantors Party Hereto

AND

The Bank of New York Mellon Trust Company, N.A.,

as Trustee and Collateral Agent

INDENTURE

Dated as of November ___, 2024

3.875% CONVERTIBLE SENIOR SECURED NOTES DUE 2030

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.07
(a)(2)	7.07
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.07
(b)	7.07
311(a)	7.15
(b)	7.15
312(a)	5.01
(b)	19.05
(c)	19.05
313(a)	7.14
(b)(1)	17.04
(b)(2)	7.14; 7.07
(c)	7.14; 17.04; 19.03
(d)	7.14
314(a)	4.06; 19.03; 19.06
(b)	17.03
(c)(1)	19.06
(c)(2)	19.06
(c)(3)	N.A.
(d)	17.04; 19.06
(e)	19.06
(f)	N.A.
315(a)	7.01
(b)	7.05; 19.03
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.12
(a)(1)(A)	6.09
(a)(1)(B)	6.09
(a)(2)	N.A.
(b)	6.06
(c)	N.A.
317(a)(1)	6.12
(a)(2)	6.13
(b)	4.02
318(a)	N.A.
(b)	N.A.
(c)	19.08

*             This Cross-Reference Table shall not, for any purpose, be deemed a part of the Indenture.

i

i

v

EXHIBIT

Exhibit A	Form of Face of Note
Exhibit B	Form of First Lien Intercreditor Agreement
Exhibit C	Form of Second Lien Intercreditor Agreement
Exhibit D	Form of Supplemental Indenture

INDENTURE dated as of November ___, 2024 between EchoStar Corporation, a Nevada corporation, as issuer (the “Company”, as more fully set forth in Section 1.01), the Guarantors (as defined below), and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”, as more fully set forth in Section 1.01) and as collateral agent (in such capacity, the “Collateral Agent”, as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 3.875% Convertible Senior Secured Notes due 2030 (the “Notes”), initially in an aggregate principal amount of $                        , and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in this Indenture, the valid, binding and legal obligations of the Company, and this Indenture the valid, binding and legal obligations of the Company, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company and the Guarantors covenant and agree with the Trustee and the Collateral Agent for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
DEFINITIONS

Section 1.01.         Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Additional Shares” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” or “controlled by”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Procedures” means, with respect to a Depositary, as to any matter at any time, the policies and procedures of such Depositary, if any, that are applicable to such matter at such time.

“Appraised Value” means, as of any date of determination, the aggregate fair market value (without duplication) of the applicable assets on such date as certified in one or more written appraisals as of a date no more than 90 days prior to such, each conducted by an Independent Appraiser as determined pursuant to the final paragraph of this definition. Whenever there is a reference to “Appraised Value” or any ratio or basket that is dependent upon the determination of the “Appraised Value” in this Indenture, the fair market value of the applicable assets shall be determined pursuant to the methodology described in the succeeding paragraph.

The Company may, at any time, require an update to the Appraised Value of the applicable assets by delivering written notice to the Holders of its exercise of this option. Within 30 days following the date of such notice (the “Appraisal Notice Date”), the Holders of a majority in the aggregate principal amount of the Notes (the “Required Holders”), on the one hand, and the Company, on the other hand, shall each appoint an Independent Appraiser (each an “Initial Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 60 days of the Appraisal Notice Date. If (i) the variance in the aggregate Appraised Values of the Collateral as determined by each of the Initial Appraisers is such that the lesser of the two aggregate Appraised Values of the Collateral is at least 75% of the higher of the two aggregate Appraised Values of the Collateral, the Appraised Values of the Collateral shall be the average of the two values determined by the Initial Appraisers; or (ii) if the foregoing clause (i) does not apply, either the Company or the Required Holders shall have the right to request the appointment of a third Independent Appraiser. In such case, the Initial Appraisers shall appoint another Independent Appraiser (the “Third Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 90 days of the Appraisal Notice Date, and the aggregate the Appraised Value of the Collateral shall be the average of the three values determined by the Initial Appraisers and the Third Appraiser. If (i) either the Required Holders or the Company shall fail to appoint an Independent Appraiser who delivers an updated Appraised Value of the Collateral within the deadline specified above, the aggregate Appraised Value of the Collateral shall be as determined by Independent Appraiser that has delivered an updated Appraised Value of the Collateral within such timeline and (ii) a Third Appraiser has not appointed and delivered an updated Appraised Value within the deadline specified above, the Appraised Value of the Collateral shall be as determined pursuant to clause (i) of the preceding sentence. Any appointment by the Required Holders referred to above shall be subject to the applicable provisions of this Indenture. By acceptance of their Notes under this Indenture, the Holders hereby agree that any of the deadlines set forth in this definition shall be automatically extended to the extent made necessary due to the failure of the Company to provide any information or cooperation reasonably requested by any applicable appraiser, and in the event of such extension no Indebtedness or Asset Sale requiring a determination of Appraised Value shall be made until the Appraised Value is determined in accordance with the foregoing, and no further action shall be necessary to effect such extension.

“Authorized Representative” means the agent or representative acting on behalf of holders of any First Lien Indebtedness or Second Lien Indebtedness, as applicable.

“AWS-3 Spectrum” means any FCC AWS-3 wireless spectrum license held by the Spectrum Assets Guarantors.

“AWS-4 Spectrum” means any FCC AWS-4 wireless spectrum license held by the Spectrum Assets Guarantors.

“Bankruptcy Code” means title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time).

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors, or affecting creditors’ rights generally.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means

(i)             with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(ii)            with respect to a partnership, the Board of Directors of the general partner of the partnership;

(iii)           with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(iv)           with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means (i) with respect to the Company, a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Company’s Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee and (ii) with respect to a Guarantor, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Guarantor to have been duly adopted by such Guarantor’s Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York, New York.

“Called Notes” means Notes called for Optional Redemption pursuant to Article 16 or subject to a Deemed Redemption.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Capitalization Amount” means, for any Interest PIK Date, an amount per Note equal to the interest accrued on the principal amount of such Note as of the immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, the interest accrued on the initial principal amount of the Notes) and not paid in cash, calculated at the PIK Interest Rate on the principal amount of such Note for which interest is not paid in cash for the period from, and including, such immediately preceding Interest Payment Date (or, if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Note or such other date from which such Note bears interest as stated on such Note) to, but excluding, such Interest PIK Date.

“Capitalization Method” shall have the meaning specified in Section 2.03(d)(i).

“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within 12 months after the date of acquisition; and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Cash Interest Rate” means 3.875% per annum.

“Cash Settlement” shall have the meaning provided in Section 14.02(a).

“Certificated Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples of $1.00 in excess thereof.

“Class A Common Stock” means the Class A Common Stock of the Company, par value $0.001 per share, subject to Section 14.07.

“Class B Common Stock” means the Class B Common Stock of the Company, par value $0.001 per share.

“Clause A Distribution” shall have the meaning specified in Section 14.04(c).

“Clause B Distribution” shall have the meaning specified in Section 14.04(c).

“Clause C Distribution” shall have the meaning specified in Section 14.04(c).

“close of business” means 5:00 p.m. (New York City time).

“Collateral” means (1) any Spectrum Assets held by the Spectrum Assets Guarantors and other assets owned by such Spectrum Assets Guarantors subject, or purported to be subject, from time to time, to a Lien under any Security Document, (2) the proceeds of any Spectrum Assets, (3) any Replacement Collateral, (4) any Equity Interests in any Spectrum Assets Guarantor held by an Equity Pledge Guarantor and all related assets owned by such Equity Pledge Guarantor subject, or purported to be subject to, a Lien under any Security Document and (5) any assets on which a Guarantor is required to grant a Lien pursuant to Section 4.12(a)(4), Section 4.17 and Section 4.21 hereof, and any proceeds of the foregoing.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent until a successor replaces it in accordance with the applicable provisions of this Indenture in such capacity and thereafter means the successor serving hereunder.

“Combination Settlement” shall have the meaning provided in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by an Officer of the Company.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 14.02(c).

“Conversion Obligation” shall have the meaning specified in Section 14.01(a).

“Conversion Price” means as of any date, $1,000, divided by the Conversion Rate as of such date.

“Conversion Rate” shall have the meaning specified in Section 14.01(a).

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal designated corporate trust office of any successor Trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of Indebtedness incurred by the Guarantors, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (ii) with respect to any Indebtedness in clause (i), the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount, after giving pro forma effect to (x) any Indebtedness that has been incurred by the Guarantors on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any Indebtedness of the Guarantors that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 45 consecutive VWAP Trading Days during the relevant Observation Period, 1/45th of the product of (i) the Conversion Rate on such VWAP Trading Day and (ii) the Daily VWAP for such VWAP Trading Day.

“Daily Measurement Value” shall have the meaning specified in the definition of “Daily Settlement Amount.”

“Daily Settlement Amount,” for each of the 45 consecutive VWAP Trading Days during the relevant Observation Period, shall consist of:

(a)            cash in an amount equal to the lesser of (i) the Specified Dollar Amount, if any, divided by 45 (such quotient, the “Daily Measurement Value”) and (ii) the Daily Conversion Value for such VWAP Trading Day; and

(b)            if the Daily Conversion Value for such VWAP Trading Day exceeds the Daily Measurement Value, a number of shares of Class A Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such VWAP Trading Day.

“Daily VWAP” means, for each of the 45 consecutive VWAP Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed in the calculation window of the Bloomberg “Price and Volume Dashboard” under the column header “VWAP”, when using the “Form-T Trade Excluded” calculation methodology for “SATS US Equity” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Class A Common Stock on such VWAP Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“DDBS” means collectively DISH DBS Corporation (or any successor in interest thereto) and its Subsidiaries.

“Deemed Redemption” shall have the meaning specified in Section 14.01(b)(v).

“Default” means any event that is, or with the passage of time or the giving of notice, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Disinterested Director” means a member of the Company’s Board of Directors who is not a director, officer or employee of the Company’s controlled Affiliates.

“Distributed Property” shall have the meaning specified in Section 14.04(c).

“Effective Date”, for purposes of Section 14.03 (and as used in Sections 14.04 and 14.05 with respect to a Make-Whole Fundamental Change), shall have the meaning specified in Section 14.03(c), and “effective date”, for purposes of Section 14.04 and Section 14.05, means the first date on which shares of the Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Effective Price” means, with respect to the issuance or sale of any shares of Class A Common Stock or Equity-Linked Securities:

(a) in the case of the issuance or sale of shares of Class A Common Stock, the value of the consideration received by the Company for such shares, expressed as an amount per share of Class A Common Stock; and

(b) in the case of the issuance or sale of any Equity-Linked Securities, an amount equal to a fraction whose:

(i) numerator is equal to sum, without duplication, of (1) the value of the aggregate consideration received by the Company for the issuance or sale of such Equity-Linked Securities; and (2) the value of the minimum aggregate additional consideration, if any, payable to purchase or otherwise acquire shares of Class A Common Stock pursuant to such Equity-Linked Securities; and

(ii) denominator is equal to the maximum number of shares of Class A Common Stock underlying such Equity-Linked Securities;

provided, however, that:

(w) for purposes of this definition, (i) the value of consideration received by the Company shall be determined without deduction of any customary underwriting or similar commissions, reasonable compensation or reasonable concessions paid or allowed by the Company in connection with such issue or sale and without deduction of any reasonable and documented expenses payable by the Company, (ii) to the extent any such consideration consists of property other than cash, the value of such property shall be its fair market value as determined in good faith by the Board of Directors of the Company, and (iii) if shares of Class A Common Stock or Equity-Linked Securities are issued or sold together with other Capital Stock or securities or other assets of the Company for a consideration that covers both, the Board of Directors of the Company shall determine in good faith the portion of the consideration so received to be allocable to such shares of Class A Common Stock or Equity-Linked Securities;

(x) for purposes of clause (b) above, if such minimum aggregate consideration, or such maximum number of shares of Class A Common Stock, is not determinable at the time such Equity-Linked Securities are issued or sold, then (i) the initial consideration payable under such Equity-Linked Securities, or the initial number of shares of Class A Common Stock underlying such Equity-Linked Securities, as applicable, will be used; and (ii) at each time thereafter when such amount of consideration or number of shares becomes determinable or is otherwise adjusted (other than pursuant to “anti-dilution” or similar provisions for which corresponding adjustments are made under clauses (a), (b), (c), (d) or (e) of Section 14.04 hereof), there will be deemed to occur, for purposes of Section 14.04(f) and without affecting any prior adjustments theretofore made to the Conversion Rate, an issuance of additional Equity-Linked Securities;

(y) for purposes of clause (b) above, the surrender, extinguishment, conversion, exchange, maturity or other expiration of any such Equity-Linked Securities will be deemed not to constitute consideration payable to purchase or otherwise acquire shares of Class A Common Stock pursuant to such Equity-Linked Securities; and

(z) the “value” of any such consideration will be the fair value thereof, as of the date such shares or Equity-Linked Securities, as applicable, are issued or sold, determined in good faith by the Board of Directors of the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

“Electronic Means” means the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee or Collateral Agent, as applicable, or another method or system specified by the Trustee or Collateral Agent, as applicable, as available for use in connection with its services hereunder.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity-Linked Securities” means any rights, options or warrants to purchase or otherwise acquire (including upon any exchange, conversion or other exercise of any securities or other instruments, and whether immediately, during specified times, upon the satisfaction of any conditions or otherwise) any shares of Class A Common Stock.

“Equity Pledge Agreement” means the Equity Pledge Agreement dated as of the Issue Date, between the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.

“Equity Pledge Guarantors” means any of the Company’s Subsidiaries that on or after the Issue Date directly own any Equity Interests in any Spectrum Assets Guarantors.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of Class A Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Class A Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means (A) the Company’s issuance or grant of shares of Class A Common Stock, options to purchase shares of Class A Common Stock or other equity awards to employees, directors or consultants of the Company or any of its Subsidiaries pursuant to the plans that have been approved by a majority of the independent members of the Company’s Board of Directors or that exist as of the Issue Date; (B) the Company’s issuance of securities upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of Class A Common Stock and are outstanding as of the Issue Date (including the 0% Convertible Notes due 2025 issued by DISH Network Corporation and the 3.375% Convertible Notes due 2026 issued by DISH Network Corporation); provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the Issue Date; (C) the Company’s issuance of the Notes on the Issue Date and any shares of Class A Common Stock upon conversion of such Notes; (D) the Company’s issuance of shares of Class A Common Stock or any options or convertible securities issued in connection with a merger or other business combination or an acquisition of the securities or assets of another Person, business unit, division or business, other than in connection with the broadly marketed offering and sale of equity or convertible securities for third-party financing of such transaction; (E) the Company’s issuance of shares of Class A Common Stock pursuant to the Subscription Agreements; and (F) the Company’s issuance of shares of Class A Common Stock in an offering for cash for the account of the Company that is (x) underwritten on a firm commitment basis or (y) pursuant to an at the market equity sales program, in the case of (x) or (y), that is registered with the SEC under the Securities Act. For purposes of this definition, “consultant” means a consultant that may participate in an “employee benefit plan” in accordance with the definition of such term in Rule 405 under the Securities Act.

“Expiration Date” shall have the meaning specified in Section 14.04(e).

“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller.

“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.

“FCC Licenses” means licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the FCC.

“First Lien Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of the Notes, (ii) the aggregate outstanding principal amount of any other First Lien Indebtedness, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (iii) with respect to any Indebtedness in clauses (i) and (ii) the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount after giving pro forma effect to (x) any First Lien Indebtedness has been incurred on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any First Lien Indebtedness that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.

“First Lien Indebtedness” means the Notes, the New Senior Spectrum Secured Notes and the New Exchange Notes and any Indebtedness incurred pursuant to Section 4.12(a)(2) hereof for which the applicable Authorized Representative shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative.

“First Lien Intercreditor Agreement” means, a First Lien Intercreditor Agreement substantially in the form of Exhibit B hereto among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of First Lien Obligations.

“First Lien LTV Ratio” means, on any date of determination, the ratio of (a) the First Lien Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, without duplication.

“First Lien Obligations” means any first priority obligations permitted to be incurred under this Indenture in respect of any First Lien Indebtedness.

“First Lien Representative” means an Authorized Representative for the holders of such First Lien Indebtedness.

“Floor Price” means $5.24, as adjusted for any stock split, combination, recapitalization or similar transaction.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” shall mean the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Notice of Conversion” shall mean the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)            (1) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Wholly-Owned Subsidiaries, the employee benefit plans of the Company and its Wholly-Owned Subsidiaries, and the Principal or a Related Party, has filed a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become, directly or indirectly, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of (A) the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity or (B) more than 50% of the then outstanding Class A Common Stock; or (2) the Principal or a Related Party has filed a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that the Principal and the Related Parties, taken together, have acquired, directly or indirectly, “beneficial ownership,” within the meaning of Rule 13d-3 under the Exchange Act, of more than ten percent of the Company’s then outstanding Class A Common Stock, excluding any shares of Class A Common Stock acquired by the Principal or any Related Party (A) on or prior to October 10, 2024, (B) as a result of the conversion of any Class B Common Stock into Class A Common Stock, (C) under any equity incentive plan or other compensatory plan, contract or arrangement of the Company or any of its Subsidiaries, (D) as a result of any bona fide estate planning (including in connection with any share deposit, contribution, annuity, payment or release involving any grantor retained annuity trust existing now or from time to time) or (E) from the Company (including as a result of participation in any offer or sale of Class A Common Stock by the Company); provided that (i) no “Fundamental Change” shall be deemed to occur pursuant to this clause (a)(2) that is attributable to a decrease in the number of outstanding shares of Class A Common Stock after October 10, 2024 as a result of any repurchase of Class A Common Stock by the Company or any of its Subsidiaries from time to time and (ii) for purposes of the calculations under this clause (a)(2), any repurchase by the Company or any of its subsidiaries of Class A Common Stock shall be excluded (as if no such repurchase had been effected) in determining the number of outstanding shares of Class A Common Stock at any time; or (3) the Principal or a Related Party has filed a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that the Principal and the Related parties, taken together, have acquired, directly or indirectly, “beneficial ownership,” within the meaning of Rule 13d-3 under the Exchange Act, of more than 50% of the then outstanding Class A Common Stock, excluding any shares of Class A Common Stock described in sub-clauses (A) through (E) of the immediately preceding clause (2), but without giving effect to the proviso in such clause (2);

(b)            the consummation of (1) any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination and other than changes only in par value, or from par value to no par value or from no par value to par value) as a result of which the Class A Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (2) any share exchange, consolidation or merger of the Company pursuant to which the Class A Common Stock will be converted into cash, securities or other property or assets (or any combination thereof); or (3) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole, to any Person other than one of the Company’s Wholly-Owned Subsidiaries; provided, however, that a transaction described in clause (b)(2) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of the Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)            the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)            the Class A Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors); provided, however, that a transaction or transactions described in clause (a) or clause (b) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Class A Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration becomes the Reference Property for the Notes (subject to the provisions set forth in Section 14.02).

If any transaction in which the Class A Common Stock is replaced by the securities of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of this definition, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination as in effect at any time and from time to time.

“Global Note” shall have the meaning specified in Section 2.05(b).

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any liability.

“Guarantor” means any entity that executes a Notes Guarantee of the obligations of the Company under this Indenture and the Notes, and their respective successors and assigns, including the Spectrum Assets Guarantors and the Equity Pledge Guarantors.

“Holder” means, as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any Person in whose name at the time a particular Note is registered on the Note Register.

“HSSC” means collectively Hughes Satellite Systems Corporation (or any successor in interest thereto) and its subsidiaries.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes (including, for the avoidance of doubt, any convertible notes), debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases), (iv) representing any hedging obligations or (v) in each case except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any disqualified stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any preferred equity interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Appraiser” means any Person that (a) is a firm of U.S. national or international standing engaged in the business of appraising FCC Licenses (as determined by the Company in good faith) or (b) if no such person described in clause (a) above is at such time generally providing appraisals of FCC Licenses (as determined by the Company in good faith) then, an independent investment banking firm of U.S. national or international standing qualified to perform such appraisal (as determined by the Company in good faith).

“Intercompany Loan” means an intercompany loan between the Company or any of the Guarantors and DDBS and/or HSSC, as applicable, as contemplated by Section 4.19(ii).

“Intercreditor Agreement” means a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement as the context requires.

“Interest Payment Date” means May 30 and November 30 of each year, beginning on May 30, 2025.

“Interest PIK Date” means each Interest Payment Date with respect to which the Company elects (or is deemed to have elected) to pay interest accrued on the Notes to, but excluding, such Interest Payment Date by the Capitalization Method pursuant to Section 2.03(d).

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means                       , 2024.

“Last Reported Sale Price” of the Class A Common Stock on any date means:

(a)            the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the Relevant Stock Exchange;

(b)            if the Class A Common Stock is not listed for trading on a Relevant Stock Exchange on such date, the last quoted bid price per share for the Class A Common Stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

(c)            if the Class A Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices per share for the Class A Common Stock on such date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

The “Last Reported Sale Price” will be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“LTV Ratio” means, on any date of determination, the ratio of (a) the Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, plus any cash pledged as Collateral pursuant to Section 4.21.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change, after giving effect to any exceptions to or exclusions from the definition thereof, but without regard to the proviso in clause (b) of the definition thereof.

“Make-Whole Fundamental Change Company Notice” shall have the meaning specified in Section 14.03(b).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 14.03(a).

“Market Disruption Event” means:

(a)            a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

(b)            the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Class A Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in the Class A Common Stock or in any options contracts or futures contracts relating to the Class A Common Stock.

For the avoidance of doubt, a limitation on short sales pursuant to Rule 201 of Regulation M shall not be deemed a “Market Disruption Event.”

“Maturity Date” means November 30, 2030.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“MHz-POPs” means with respect to any FCC License the number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.

“Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) received in respect of any sale, lease, assignment, transfer, conveyance or other disposition pursuant to Section 4.13(a)(1) net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets; provided that Net Proceeds shall exclude Specified Net Proceeds.

“New Exchange Notes” means the 6.75% Senior Spectrum Secured Exchange Notes due 2030, issued by the Company on the Issue Date, together with any New Exchange Notes issued after the Issue Date as interest payable in kind under the New Exchange Notes Indenture.

“New Exchange Notes Indenture” means the indenture relating to the New Exchange Notes.

“New Senior Spectrum Secured Notes” means the 10.75% Senior Secured Notes due 2029, to be issued by the Company on the Issue Date

“New Senior Spectrum Secured Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Notes.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05.

“Notes Documents” means this Indenture, the Notes, the Notes Guarantees and the Security Documents.

“Notes Guarantee” means a guarantee by a Guarantor of the Company’s obligations under this Indenture and the Notes.

“Notes Obligations” means the Obligations in respect of the Notes, this Indenture, the Notes Guarantees, the Security Documents and the other Notes Documents.

“Notice of Conversion” shall have the meaning specified in Section 14.02(b)(i)(ii)(A).

“Obligations” means any principal, interest (including post-petition interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest, fees and expenses is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Observation Period” with respect to any Note surrendered for conversion means:

(a)            if the relevant Conversion Date occurs prior to May 30, 2030, the 45 consecutive VWAP Trading Day period beginning on, and including, the second VWAP Trading Day immediately succeeding such Conversion Date;

(b)            if the relevant Conversion Date occurs on or after the date on which the Company issues a Redemption Notice and prior to the Scheduled Trading Day immediately preceding the relevant Redemption Date, the 45 consecutive Trading Days beginning on, and including, the 46th Scheduled Trading Day immediately preceding such Redemption Date; and

(c)            if the relevant Conversion Date occurs on or after May 30, 2030, the 45 consecutive VWAP Trading Day period beginning on, and including, the 46th Scheduled Trading Day immediately preceding the Maturity Date.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 19.06 hereof.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion from legal counsel that meets the requirements of Section 19.06 hereof. The counsel may be an employee of or counsel to the Company, any Guarantor or any Subsidiary of the Company, or other counsel reasonably acceptable to the Trustee.

“Optional Redemption” shall have the meaning specified in Section 16.01.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)            Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)            Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)            Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)            Notes surrendered for purchase (and not validly withdrawn) in accordance with Article 15 for which the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price, in accordance with Section 15.04(b);

(e)            Notes converted pursuant to Article 14 and required to be canceled pursuant to Section 2.08;

(f)             Notes redeemed pursuant to Article 16; and

(g)            Notes repurchased by the Company.

“Partial Redemption Limitation” shall have the meaning specified in Section 16.02(d).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Permitted Asset Swap” means a transfer of Collateral by a Guarantor in exchange for, or other acquisition of, Spectrum Assets or Capital Stock of a Person that becomes a wholly owned Subsidiary of a Guarantor and the principal assets of which are Spectrum Assets and other assets reasonably necessary to maintain the ownership thereof (the “Replacement Collateral”); provided that (i) the Guarantor transferring such Collateral (the “Transferred Assets”) shall (x) subject to the further proviso below, acquire assets that constitute Replacement Collateral that have an Appraised Value at least equal to the Appraised Value of the Transferred Assets sold, transferred, or otherwise disposed of, (y) execute any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under this Indenture and/or the Security Documents) to grant and perfect a first-priority Liens in such Replacement Collateral for the benefit of the Holders; and (ii) a Permitted Asset Swap of Collateral comprising Band 66 AWS-3 Spectrum shall only be made if the applicable Replacement Collateral comprises Band 66 AWS-3 Spectrum; provided, further, that (X) if the Appraised Value of Transferred Assets comprising Band 66 AWS-3 Spectrum is greater than the Appraised Value of the Replacement Collateral (a “Collateral Deficit”), the Company or another Guarantor may contribute Replacement Cash to the Guarantor (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) receiving such Replacement Collateral (which, for the avoidance of doubt, will satisfy the requirements of clause (i)(x) above); and (Y) the aggregate Appraised Value of Transferred Assets that may be subject to Permitted Asset Swaps following the Issue Date shall not exceed $5.0 billion (with the value of such Collateral being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Settlement” shall have the meaning provided in Section 14.02(a).

“PIK Interest” shall have the meaning specified in Section 2.03(d).

“PIK Interest Rate” means 3.875% per annum.

“PIK Notes” shall have the meaning specified in Section 2.03(d)(ii).

“PIK Payment” means the payment of any PIK Interest on the Notes.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Principal” means Charles W. Ergen.

“Prospectus” means the prospectus dated October 10, 2024 included in the Company’s registration statement on Form S-4, initially filed with the Commission on October 10, 2024.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Class A Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors, statute, contract or otherwise).

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Notice” shall have the meaning specified in Section 16.02(a).

“Redemption Period” means, with respect to any Optional Redemption, the period from, and including, the date on which the Company delivers a Redemption Notice for such Optional Redemption until the close of business on the second Scheduled Trading Day immediately preceding the related Redemption Date.

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid by the Company to Holders of record of such Notes as of the close of business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 14.07(a).

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the May 15 or November 15 (whether or not such day is a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

“Relevant Stock Exchange” means The NASDAQ Global Select Market or, if the Class A Common Stock is not then listed on The NASDAQ Global Select Market, the principal other U.S. national or regional securities exchange on which the Class A Common Stock is then listed, or, if the Class A Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Class A Common Stock is then traded.

“Replacement Cash” means, with respect to any Asset Sale involving Band 66 AWS-3 Spectrum, an amount of cash and Cash Equivalents equal to the applicable Collateral Deficit.

“Required Amount” means, with respect to any Net Proceeds and Specified Net Proceeds, an amount equal to (x) the sum of (i) 37.5% of all Net Proceeds from Asset Sales consummated following the Issue Date and (ii) 75% of all Specified Net Proceeds from Asset Sales consummated following the Issue Date less (y) the aggregate amount of all Net Proceeds and Specified Net Proceeds previously applied in accordance with Section 4.13(b) hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Services of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any such officer and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retail Wireless Business” means the provision of prepaid and postpaid wireless communications, data and other services to subscribers, whether or not utilizing wireless spectrum licenses, including as a mobile virtual network operator.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the Relevant Stock Exchange. If the Class A Common Stock is not listed on a Relevant Stock Exchange, “Scheduled Trading Day” means a “Business Day.”

“Second Lien Indebtedness” means any Indebtedness incurred pursuant to Section 4.12(a)(3) hereof for which the Authorized Representative shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of Exhibit C hereto among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for holders of one or more classes of Junior Lien Obligations (as defined in the Second Lien Intercreditor Agreement) having a Lien on the Collateral ranking junior to the Lien securing the obligations under this Indenture.

“Second Lien Representative” means an Authorized Representative for the holders of Second Lien Indebtedness.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the security agreement dated as of the Issue Date, among the Spectrum Assets Guarantors, the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.

“Security Documents” means the Equity Pledge Agreement, the Security Agreement, each Intercreditor Agreement, and all other pledge agreements, security agreements, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders in any or all of the Collateral.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iii).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of this Indenture.

“Specified Dollar Amount” means, with respect to any conversion of Notes, the maximum cash amount per $1,000 principal amount of Notes to be received upon conversion as specified by the Company (or deemed specified) in the notice specifying the Company’s chosen Settlement Method.

“Specified Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) on account of, or in respect of, the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral comprising AWS-3 Spectrum pursuant to Section 4.13(a)(1), net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition of AWS-3 Spectrum (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions) and any reserve for adjustment in respect of the sale price of such asset or assets.

“Spectrum Assets” means any (i) FCC Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum, including the proceeds for Band 66 and Band 70 of AWS-3 Spectrum and AWS-4 Spectrum held by the Spectrum Assets Guarantors and (ii) the proceeds thereof, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of this Indenture and the Security Documents.

“Spectrum Assets Guarantors” means any of the Company’s Subsidiaries that on or after the Issue Date hold any Spectrum Assets.

“Spectrum Joint Venture” means bona fide joint venture between Company and/or the Guarantors with an unaffiliated third party; provided, however, that the Principal, any Related Party and any employees or management of the Company or any of its Subsidiaries shall not hold any direct or indirect Equity Interest in such Spectrum Joint Venture other than indirectly through their ownership of Equity Interests of the Company.

“Spectrum Value Debt Cap” means $13.0 billion; provided that following the date that is two years after the Issue Date, the Company may, at its option, update the aggregate Appraised Value of the Collateral pursuant to the definition of “Appraised Value,” and, thereafter, “Spectrum Value Debt Cap” shall mean the lesser of (x) the greater of (i) the updated aggregate Appraised Value of the Collateral multiplied by 0.375 and (ii) $13.0 billion, and (y) $15.0 billion.

“Spin-Off” shall have the meaning specified in Section 14.04(c).

“Stock Price” shall have the meaning specified in Section 14.03(c).

“Subscription Agreements” means the subscription agreements to purchase 14.265 million shares of Class A Common Stock described in the Prospectus.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); provided, notwithstanding anything to the contrary herein, any Guarantor shall in all events be deemed a Subsidiary of the Company hereunder and subject to the same covenants, undertakings and obligations as if it were a Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

“Trading Day” means a day on which:

(a)            trading in the Class A Common Stock generally occurs on the Relevant Stock Exchange; and

(b)            a Last Reported Sale Price for the Class A Common Stock is available on such Relevant Stock Exchange;

provided, that, if the Class A Common Stock is not listed or traded on a Relevant Stock Exchange, “Trading Day” means a “Business Day.”

“Trading Price” per $1,000 principal amount of the Notes on any date of determination means the average of the secondary market bid quotations obtained in writing by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m. (New York City time) on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes shall be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate on such day.

“Trigger Event” shall have the meaning specified in Section 14.04(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Unit of Reference Property” shall have the meaning specified in Section 14.07(a).

“Valuation Period” shall have the meaning specified in Section 14.04(c).

“VWAP Trading Day” means a day on which:

(a)            there is no Market Disruption Event; and

(b)           trading in the Class A Common Stock generally occurs on the Relevant Stock Exchange.

If the Class A Common Stock is not listed or traded on a Relevant Stock Exchange “VWAP Trading Day” means a “Business Day.”

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

Section 1.02.         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

(1)            “indenture security holder” means a Holder of a Note;

(2)            “indenture securities” means the Notes;

(3)            “indenture to be qualified” means this Indenture;

(4)            “indenture trustee” or “institutional trustee” means the Trustee; and

(5)            “obligor” on the Notes and the Notes Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Notes Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.03.         Rules of Construction. Unless context requires otherwise:

(1)                a term has the meaning assigned to it;

(2)                an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                “or” is not exclusive;

(4)                words in the singular include the plural, and in the plural include the singular;

(5)                “will” shall be interpreted to express a command;

(6)                provisions apply to successive events and transactions;

(7)                references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

(8)                for the purposes of this Indenture, references to “aggregate principal amount” of any Note includes any increase in the principal amount of that Note as a result of a payment of PIK Interest.

Article 2
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01.         Designation and Amount. The Notes shall be designated as the “3.875% Convertible Senior Secured Notes due 2030.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $                             , subject to Section 2.10 and except for Notes authenticated and delivered upon the issuance of PIK Notes and Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05, Section 2.06, Section 2.07, Section 10.04, Section 14.02 and Section 15.04.

Section 2.02.         Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A hereto, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as any Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, cancellations, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.         Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)            The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1.00 in excess thereof. PIK Interest on the Notes shall be paid in minimum denominations of $1.00 and integral multiples thereof, rounded up to the nearest $1.00. Each Note shall be dated the date of its authentication and shall bear interest at a fixed rate equal to 3.875% per annum, on the outstanding principal amount of the Notes from the date specified on the face of such Note until all the outstanding principal amounts are fully repaid; provided that if any portion of the principal amount is duly converted, exchanged, redeemed, repurchased or otherwise cancelled in accordance with the terms of this Indenture, interest shall cease to accrue on the portion of the principal amount so converted, exchanged, redeemed, repurchased or otherwise cancelled. Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month.

(b)            The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on the Regular Record Date immediately preceding the relevant Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office.

(c)            Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes plus one percent from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be sent to each Holder at its address as it appears in the Note Register, not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been sent, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)           The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system and the Depositary, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed satisfactory to the Trustee.

(d)

(i)            From (and including) the Issue Date to November 30, 2026, the Company may, at its option, elect to pay interest on the Notes on any Interest Payment Date (i) by paying an amount in cash on such Interest Payment Date equal to all or a portion of interest accrued from, and including, the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, from, and including, the issue date of such Notes or such other date from which such Note bears interest as stated on such Note) on the principal amount as of the immediately preceding Interest Payment Date (or if there is no immediately preceding Interest Payment Date, on the initial principal amount of the Notes), calculated at the Cash Interest Rate (the “Cash Method”) and (ii) if not paid by the Cash Method, in the case of Global Notes, by payment-in-kind, by increasing the principal amount of such Global Notes by the Capitalization Amount for such Interest Payment Date or, in the case of Certificated Notes, by issuing PIK Notes in the form of Certificated Notes (the “Capitalization Method” and, any interest paid using the Capitalization Method, “PIK Interest”); provided that (1) the Company may not pay interest using the Capitalization Method for any interest period if the payment of interest on the New Exchange Notes or any Indebtedness incurred under clauses (2) and (3) of Section 4.12(a) during such period is made in cash and (2) on any Interest Payment Date on which the Company pays interest using the Capitalization Method, the Capitalization Amount shall be rounded up to the nearest $1.00; and provided further that for any Notes (1) surrendered for conversion after a Regular Record Date and on or prior to the corresponding Interest Payment Date or (2) repurchased on a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, any Capitalization Amount which would have been paid as PIK Interest for such Notes on such corresponding Interest Payment Date shall instead be paid in cash at the Cash Interest Rate to the relevant Holder(s) of such Notes as of such Regular Record Date, and no such PIK Payment on account of such Notes (notwithstanding any prior election (or deemed election) by the Company to pay such interest pursuant to the Capitalization Method for such Notes) shall be paid. The Company shall elect the method of paying interest on an Interest Payment Date by delivering a notice to the Trustee and Holders on or prior to the 15th calendar day immediately preceding the relevant Interest Payment Date identifying the method selected and (a) the percentage of interest to be paid using the Cash Method and/or (b) the percentage of interest to be paid using the Capitalization Method, as applicable. In the absence of such an election with respect to an Interest Payment Date, the Company shall be deemed to have elected the Capitalization Method for all of the interest due on such Interest Payment Date. After November 30, 2026, the interest payable on an Interest Payment Date shall be paid entirely by the Cash Method.

(ii)            The Company shall make payments of interest by the Capitalization Method, (x) if the Notes are represented by one or more Certificated Notes, by issuing additional Certificated Notes to the relevant record Holder on the relevant Interest Payment Date (the “PIK Notes”) in an aggregate principal amount equal to the relevant amount of interest to be paid by the Capitalization Method (rounded up to the nearest $1.00) and the Trustee will, upon receipt of a Company Order, authenticate and deliver such PIK Notes in the form of Certificated Notes for original issuance to the Holders on the relevant Regular Record Date, as shown by the records of the Note Register and (y) if the Notes are represented by one or more Global Notes registered in the name of, or held by, the Depositary or its nominee on the relevant Regular Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00), and the Trustee, upon receipt of a Company Order, will increase the principal amount of the outstanding Global Note by such amount. The issuance of any PIK Notes to any Holder shall be computed on the basis of the aggregate principal amount of the Notes held by such Holder. Any PIK Notes issued as Certificated Notes shall be dated as of the applicable Interest Payment Date and shall bear interest from and after such date. All PIK Notes issued pursuant to a PIK Payment shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as the Notes issued on the initial issue date of such Notes. Any PIK Notes shall be issued with the description “PIK Note” on the face of such Note. The Notes issued on the initial issue date, any increase in the balance of such Notes in connection with the payment of any PIK Interest and any PIK Notes shall be treated as a single class for all purposes under this Indenture. References in this Indenture and the Notes to the “principal amount” of the Notes shall include any increase in the principal amount of the outstanding Notes as a result of any PIK Payment. Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment.

(iii)           The Company shall make payments of interest by the Cash Method (y) on any Certificated Notes (A) to Holders holding Certificated Notes having an aggregate principal amount of $1,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Certificated Notes having an aggregate principal amount of more than $1,000,000, either by check mailed to such Holders or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, if such Holder has provided us, the Trustee or the Paying Agent with the requisite information to make wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary; and (z) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 2.04.         Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or electronic signature of at least one of its Officers.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually or electronically by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.11), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the Person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such Person was not such an Officer.

Section 2.05.         Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)            The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations or procedures as it may prescribe, the Company shall provide for the registration of Notes and transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Guarantors, the Trustee, the Note Registrar or any co-Note Registrar for any registration of transfer or exchange of Notes, but the Company or the Trustee may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted pursuant to Section 14.02(d) or Section 14.02(e).

None of the Company, the Guarantors, the Trustee, the Note Registrar or any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Optional Redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)            So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Certificated Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures.

(c)            Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with Applicable Procedures and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as the “Depositary” with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (a) the Depositary (i) notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes or (ii) ceases to be a clearing agency registered under the Exchange Act and in either event the Company fails to appoint a successor depositary within 90 days; or (b) there has occurred and is continuing an Event of Default and the Depositary notifies the Trustee of its decision to exchange the Global Notes for Certificated Notes, the Company shall execute, and the Trustee, upon receipt of an Officers’ Certificate, Opinion of Counsel and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver Certificated Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Certificated Notes issued in exchange for a Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancelation, if any interest in a Global Note is exchanged for Certificated Notes, converted, canceled, purchased or transferred to a transferee who receives Certificated Notes therefor or any Certificated Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the Applicable Procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Neither the Company, the Guarantors, the Trustee nor any agent of the Company, the Guarantors or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Company nor the Trustee shall have any responsibility or liability for any act or omission of the Depositary.

(d)            Each Note shall bear the following legend on the face thereof:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT 9601 SOUTH MERIDIAN BOULEVARD, ENGLEWOOD, COLORADO 80112, ATTENTION: GENERAL COUNSEL.”

Section 2.06.         Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be reasonably required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may reasonably require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be reasonably required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or redemption or payment or conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or redemption or payment or conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.          Temporary Notes. Pending the preparation of Certificated Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Certificated Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Certificated Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Certificated Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Certificated Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes authenticated and delivered hereunder.

Section 2.08.         Cancellation of Notes Paid, Converted, Etc. The Company shall cause all Notes surrendered for the purpose of payment, repurchase (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives), registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation, and such Notes shall no longer be considered outstanding for purposes of this Indenture upon their payment, repurchase, registration of transfer or exchange or conversion. All Notes delivered to the Trustee for cancellation shall be canceled promptly by it. No Notes shall be authenticated in exchange for any Notes canceled, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order. If the Company or any of its Subsidiaries shall acquire any of the Notes, such acquisition shall not operate as a purchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09.         CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.         Additional Notes; Purchases.

(a)            The Company may, from time to time, without the consent of, or notice to, the Holders, issue additional Notes under this Indenture with the same terms and with the same CUSIP number as the Notes issued on the Issue Date (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount, subject to applicable law and this Indenture, including in compliance with Section 4.12; provided that if any such additional Notes are not fungible with the Notes issued on the Issue Date for U.S. federal income tax and securities law purposes, such additional Notes shall have a separate CUSIP number. Such Notes issued on the Issue Date and the additional Notes shall rank equally and ratably and shall be treated as a single series for all purposes under this Indenture. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 19.06, as the Trustee shall reasonably request.

(b)            The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased (but excluding Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered outstanding under this Indenture upon this repurchase.

Section 2.11.         Ranking. The Notes constitute a general unsecured obligation of the Company, ranking equally in right of payment with all existing and future unsubordinated indebtedness of the Company and ranking senior in right of payment to all existing and future indebtedness of the Company that is expressly made subordinate to the Notes by the terms of such indebtedness.

Section 2.12.         Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, the Principal or a Related Party will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Article 3
SATISFACTION AND DISCHARGE

Section 3.01.         Satisfaction and Discharge. This Indenture and the Security Documents shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect (except as set forth in the last paragraph of this Section 3.01), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the obligations of the Guarantors with respect to the Notes and the Notes Guarantees, when:

(i)             either:

(A)          all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06) have been delivered to the Trustee for cancellation; or

(B)           the Company has irrevocably (subject to Section 4.04(d)) deposited with the Paying Agent or delivered to Holders, as applicable, after all of the outstanding Notes have (i) become due and payable, whether at the Maturity Date, any Redemption Date or any Fundamental Change Repurchase Date, and/or (ii) been converted (and the amount of the related consideration has been determined), cash or cash and/or shares of Class A Common Stock (solely to satisfy the Company’s Conversion Obligations), as applicable, sufficient to pay all of the outstanding Notes and/or satisfy all conversions, as the case may be, and pay all other sums due and payable under this Indenture by the Company; and

(ii)            the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 and, if cash or shares of Class A Common Stock shall have been deposited with the Paying Agent pursuant to Section 3.01(i)(B) and Section 4.04 shall survive such satisfaction and discharge.

Section 3.02.         Application of Trust Money. All money deposited with the Trustee pursuant to Section 3.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money in accordance with Section 3.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 3.01 hereof; provided that if the Company has made any payment of principal of, premium if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 3.03.         Deposited Money to be Held in Trust; Indemnity. The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding Notes.

Article 4
PARTICULAR COVENANTS OF THE COMPANY

Section 4.01.         Payment of Principal and Interest. The Company shall pay or deliver or cause to be paid or delivered, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amount owed on conversion, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, Settlement Amount and interest shall be considered paid or delivered, as applicable, on the date due if the Paying Agent, if other than the Company, holds as of 10:00 a.m., New York City time, on the due date money deposited by the Company in immediately available funds and/or shares of Class A Common Stock, as applicable, designated for and sufficient to pay and/or deliver all principal, Settlement Amount and interest then due. Unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee in writing of any failure to take such action.

The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and Settlement Amount owed on conversion to the extent it includes cash, at the rate equal to the interest rate on the Notes plus one percent to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period), at the same rate to the extent lawful.

Section 4.02.         Maintenance of Office or Agency. The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee) where Notes may be presented or surrendered for registration of transfer or exchange or for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. Further, if at any time there shall be no such office or agency in the City of New York where the Notes may be presented or surrendered for any or all such purposes, the Company shall forthwith designate and maintain such an office or agency in the City of New York, in order that there shall at all times be such an office or agency in the City of New York. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby appoints the Trustee as Paying Agent, Note Registrar, Custodian and Conversion Agent and designates the Corporate Trust Office of the Trustee as one such office or agency of the Company.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary act as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 4.03.         Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.         Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)            that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amount owed on conversion to the extent it includes cash, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)           that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amount owed on conversion to the extent it includes cash, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)          that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

(b)            If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amount owed on conversion to the extent it includes cash, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), Settlement Amount owed on conversion to the extent it includes cash and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of the Notes, the Settlement Amount owed on conversion to the extent it includes cash, or accrued and unpaid interest on the Notes, when the same shall become due and payable.

(c)            Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)            Subject to any applicable escheat laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, the Settlement Amount owed on conversion to the extent it includes cash, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), the Settlement Amount owed on conversion to the extent it includes cash, or interest has become due and payable shall be paid to the Company on request of the Company contained in an Officers’ Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05.         Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(a)            its corporate or limited liability company existence, and the corporate, limited liability company, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; and

(b)            the rights (charter and statutory), licenses (including any licenses constituting Spectrum Assets) and franchises of the Company and the Guarantors;

provided, however, that the Company shall not be required to preserve the corporate, limited liability company, partnership or other existence of any of the Guarantors or any such right, license or franchise if the Company’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.06.         Reports.

In the event (i) the Company is no longer subject to the reporting requirements of Sections 13(a) and 15(d) under the Exchange Act and (ii) any Notes are outstanding, the Company will furnish to the Holders, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a large accelerated filer, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, and, with respect to the annual information only, a report thereon by its independent registered public accounting firm.

Any delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.07.         Stay, Extension and Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.08.         Compliance Certificate; Statements as to Defaults.

(a)            The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the year ended December 31, 2024), an Officers’ Certificate stating whether the signers thereof have knowledge of any Default that occurred during the previous year and is then continuing and, if so, specifying each such Default and nature thereof and what action the Company is taking or proposes to take with respect thereto.

(b)            The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee an Officers’ Certificate within 30 days after an Officer of the Company becomes aware of any event that would constitute a Default or Event of Default, the status and what action the Company is taking or proposes to take with respect thereto.

Section 4.09.         Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10.         Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.11.         Restricted Payments.

(a)            None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly:

(1)            (i) declare or pay any dividend or make any distribution of Collateral to any Person other than a Guarantor or (ii) make any Investment of Collateral, other than an Investment in a Guarantor; provided, that any distribution of Collateral to a Subsidiary that is not a Guarantor or any Investment of Collateral in a Subsidiary that is not a Guarantor are permitted so long as such Subsidiary executes and delivers a supplemental indenture to this Indenture providing for a guarantee by such Subsidiary and that the applicable Subsidiary or such Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under this Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Notes, in each case, pursuant to Section 4.17 hereof; or

(2)            use any Collateral to purchase, redeem or otherwise acquire for value any Equity Interests of an Equity Pledge Guarantor or any direct or indirect parent of an Equity Pledge Guarantor.

(b)            The Company shall not, directly or indirectly (including through its Subsidiaries), declare or pay any dividend on or make any other payment or distribution (whether made in cash, securities or other property) with respect to any of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company’s Capital Stock in their capacity as holders.

The foregoing provisions do not prohibit:

(a)            the payment by the Company of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this Section 4.11;

(b)            making dividends, payments or distributions by the Company payable solely in common Equity Interests of the Company;

(c)            repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by the Company); and

(d)            making payments to any future, current or former employee, director, officer, member of management or consultant of the Company, any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement and any other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants, in an aggregate amount not to exceed $100.0 million per calendar year.

Section 4.12.         Incurrence of Indebtedness.

(a)            None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness; provided, however, that notwithstanding the foregoing, any Guarantor may incur, so long as no Default or Event of Default has occurred and is continuing:

(1)            Indebtedness represented by (i) the Notes issued on the Issue Date, any PIK Notes issued under this Indenture, the Notes Guarantees thereof, this Indenture and the Security Documents, (ii) the New Senior Spectrum Secured Notes and the New Exchange Notes, in each case, issued on the Issue Date, and (iii) the New Exchange Notes issued as PIK Notes (as defined in the New Exchange Notes Indenture) and, in each case, related guarantees;

(2)            First Lien Indebtedness (other than the Notes, the New Exchange Notes and the New Senior Spectrum Secured Notes issued on the Issue Date); provided that (a)(w) immediately after giving effect to such First Lien Indebtedness, the First Lien LTV Ratio shall not be greater than 0.375 to 1.00, (x) the aggregate amount of First Lien Indebtedness that may be incurred pursuant to this clause (2) after the Issue Date shall not exceed the Spectrum Value Debt Cap, (y) First Lien Indebtedness incurred under this clause (2) cannot be incurred prior to the completion of the Initial Appraisal pursuant to Section 4.21 hereof and (z) First Lien Indebtedness incurred under this clause (2) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; and (b) unless such First Lien Indebtedness is in the form of Notes, the New Exchange Notes or the New Senior Spectrum Secured Notes issued under this Indenture, the New Exchange Notes Indenture and the New Senior Spectrum Secured Notes Indenture, respectively, the Authorized Representative for such First Lien Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative;

(3)            Indebtedness; provided that (a) immediately after giving effect to such Indebtedness, the LTV Ratio shall not be greater than 0.60 to 1.00; (b) Indebtedness incurred under this clause (3) cannot be incurred prior to the completion of the Initial Appraisal pursuant to Section 4.21 hereof; (c) Indebtedness incurred under this clause (3) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; (d) Indebtedness incurred under this clause (3) cannot have a maturity date earlier than one year following the occurrence of the maturity date of the Notes; (e) the terms of any Indebtedness incurred under this clause (3) cannot provide for (x) any scheduled repayment, mandatory repayment or redemption so long as any Notes remain outstanding and (y) no cash interest shall be paid on such Indebtedness for any period if the Company has elected to pay PIK Interest for the most recently ended interest payment period; (f) the covenants and events of default applicable to any Indebtedness incurred under this clause (3) shall be no more restrictive than those applicable to the Notes; and (g) if such Indebtedness is secured by a Lien on any Collateral, the Authorized Representative for such Second Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative;

(4)            Indebtedness between and among the Guarantors; provided that any such intercompany debt shall be pledged on a first lien basis in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders pursuant to the Security Documents (it being understood that the Security Documents shall be amended as necessary to provide for the pledge of debt as collateral and in any event, shall be in a form satisfactory to the Required Holders and the Collateral Agent); and

(5)            the guarantee by any Guarantor of Indebtedness of a Guarantor that was permitted to be incurred by another provision of this Section 4.12.

(b)            For purposes of determining compliance with this Section 4.12, in the event that an item of Indebtedness meets the criteria of more than one clause in the paragraph above, such Indebtedness may be divided, classified or reclassified at the time of incurrence thereof or at any later time (in whole or in part) in any manner that complies with this Section 4.12 and such item of Indebtedness may be incurred partially under one clause and partially under one or more other clauses.

(c)            The principal amount of any Indebtedness outstanding under any clause of this Section 4.12 will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

(d)            The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.12. Notwithstanding any other provision of this Section 4.12, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this Section 4.12 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.13.         Asset Sales.

(a)            No Guarantor will, and the Company shall cause the Guarantors not to, in a single transaction or a series of related transactions, sell, lease, assign, transfer, convey or otherwise dispose of any Collateral owned by such Guarantor (including through the sale by the Company or its Subsidiaries of the Equity Interests of any Guarantor) (each of the forgoing, an “Asset Sale”); provided that the following shall not be deemed an Asset Sale:

(1)            the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents, so long as, on a pro forma basis for such sale, lease, conveyance or other disposition, the First Lien LTV Ratio is not greater than 0.375 to 1.00; provided that the Appraised Value of the Collateral sold, leased, transferred or otherwise disposed of pursuant to this sub-clause (1) shall not exceed $9.5 billion in the aggregate (with the aggregate value of such Collateral for purposes of calculating utilization of this basket being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets); provided, further, that no such sale, lease, assignment, transfer conveyance or other disposition shall be made to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint Venture; provided, further, that any sale, assignment, transfer, conveyance or disposition of any Collateral to a Spectrum Joint Venture (a) shall be made at no less than the Appraised Value of such Collateral for cash and (b) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth under this Section 4.13;

(2)            the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral between or among the Guarantors; provided that the applicable Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under this Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Holders;

(3)            a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property or asset, any interest therein or right appurtenant thereto, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a governmental authority in lieu of, or in anticipation of, any of the foregoing events; and

(4)            any Permitted Asset Swap.

(b)            Within 45 days after receipt of any Net Proceeds or, Specified Net Proceeds, as applicable, such Guarantor shall:

(1)            so long as any aggregate principal amount of the New Senior Spectrum Secured Notes remain outstanding, apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem New Senior Spectrum Secured Notes; provided that the Company shall redeem New Senior Spectrum Secured Notes in the following order:

(A)             first, up to $1.5 billion in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 103% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture,

(B)            second, up to $500 million in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 105% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture; and

(C)            third, New Senior Spectrum Secured Notes at a redemption price not to exceed (A) during the period prior to the date that is two years after the Issue Date, par plus 60% of the make-whole premium that would be payable pursuant to the make-whole optional redemption provisions under the New Senior Spectrum Secured Notes or (B) thereafter, the then-applicable redemption price specified in the New Senior Spectrum Secured Notes Indenture as in effect on the Issue Date;

(2)            apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem New Exchange Notes pursuant to Section 3.07(c) of the New Exchange Notes Indenture; or

(3)            any combination of the foregoing.

Any Net Proceeds or Specified Net Proceeds that are not required to be applied as set forth above may be used for any purpose not prohibited by this Indenture, subject to the other covenants contained in this Indenture.

Section 4.14.         Transactions with Affiliates.

(a)            Neither the Company nor any of the Guarantors shall enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1)            such Affiliate Transaction is on terms that are no less favorable to the Company or such Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated person; and

(2)            if such Affiliate Transaction involves aggregate payments in excess of $250.0 million, such Affiliate Transaction has either (A) been approved by a majority of the disinterested members of the Company’s or the applicable Guarantor’s Board of Directors or (B) if there are no disinterested members of the Company’s or the applicable Guarantor’s Board of Directors, the Company or such Guarantor has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the relevant Guarantor, as the case may be, from a financial point of view, and the Guarantor delivers to the Trustee an Officer’s Certificate, upon which the Trustee shall be permitted to conclusively rely, together with a copy of the applicable resolution of the Company’s or such Guarantor’s Board of Directors set forth in an Officer’s Certificate certifying that such Affiliate Transaction has been so approved and complies with clause (1) above;

(b)            The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)            (a) transactions between or among the Company and the Guarantors and (b) any transaction pursuant to, or related to, an Intercompany Loan;

(2)            transactions that do not violate the provisions of Section 4.11 hereof;

(3)            any transactions pursuant to agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Guarantor than such agreement as in effect on the Issue Date;

(4)            transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Guarantor, relating solely to such Indebtedness or Capital Stock;

(5)            any transaction in connection with a Spectrum Joint Venture that is not prohibited by Section 4.13(a)(1) or Section 4.13(a)(2) hereof;

(6)            so long as it complies with clause (a) of this Section 4.14, and the covenant set forth under Section 4.13, transactions with respect to any sale, lease, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(7)            overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(8)            allocations of tax liabilities and other tax-related items among the Guarantors and its Affiliates (including pursuant to a tax sharing agreement or arrangement) based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Guarantors and its Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(9)            so long as it complies with clause (a) of this Section 4.14, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of the Guarantors to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(10)          arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services;

(11)          transactions with the Company or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of the Company or a majority of Disinterested Directors or a special committee of the Board of Directors of the Company consisting solely of Disinterested Directors;

(12)          amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Company or the Guarantors; and

(13)          transactions with any person or any of its controlled affiliates that owns or acquires from the Company or any Subsidiary all or substantially all of the assets primarily used (or intended to be used) in connection with, or reasonably related to, the Retail Wireless Business, as determined in good faith by the Company or such Subsidiary, that have been approved by a majority of the members of the audit committee of the Company or a special committee of the Company’s Board of Directors consisting solely of members of the Company’s Board of Directors who are not directors, officers or employees of such person or any of its controlled Affiliates.

Section 4.15.         Liens. No Guarantor shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral, other than Liens securing First Lien Indebtedness and Second Lien Indebtedness incurred in compliance with Section 4.12.

Section 4.16.         After Acquired Collateral and Future Assurances.

The Guarantors shall, and the Company shall cause the Guarantors to, execute, deliver and/or file any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under this Indenture and/or the Security Documents) in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Guarantors will reasonably promptly (and in no event later than 90 days) secure the obligations under this Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. For the avoidance of doubt, the Collateral Agent shall not be responsible for preparing or filing financing statements or otherwise perfecting the security interest in the Collateral.

Any transfer or other disposition of any Collateral by any Guarantor to the Company or any Subsidiary of the Company that is not a Guarantor or a Spectrum Joint Venture shall be void ab initio, and in any event the Company and its Subsidiaries shall (i) immediately take any and all actions necessary to return such Collateral to the applicable Guarantor and (ii) pending such return immediately take any and all actions necessary to cause such Collateral to be subject to perfected security interests and Liens to secure the obligations under the EchoStar Exchange Notes Indenture and the Security Documents.

Section 4.17.         Additional Guarantees and Collateral.

If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, Collateral (other than any Collateral that is released from the Lien securing the Notes pursuant to the provisions of this Indenture or the Security Documents) to another Guarantor or any of the Company’s Subsidiaries that is not a Guarantor, then:

(1)            if the transfer is to a Subsidiary of the Company other than a Guarantor, the Company shall cause such Subsidiary, concurrently with such transfer, to become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form attached to this Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes on the terms set forth in this Indenture and deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, such Subsidiary; and

(2)            with respect to any such transfer, the Company shall, or shall cause such Subsidiary or such Guarantor, concurrently with such transfer, to execute and deliver such Security Documents or supplements to the Security Documents and any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under this Indenture or the Security Documents), in order to grant and perfect a first-priority Lien in the transferred Collateral for the benefit of the Trustee and the Holders.

The form of such supplemental indenture is attached as Exhibit D hereto.

Section 4.18.         [Reserved].

Section 4.19.         Limitation on transactions with DDBS or HSSC

The Company shall not, and shall not permit any of its Subsidiaries (other than any DDBS or HSSC entities) to transfer to DDBS or HSSC any assets, whether as an Asset Sale, investment, dividend or otherwise, or prepay intercompany debts owed to DDBS or HSSC, in each case, other than (i) such transfers in the form of an Intercompany Loan in an amount not to exceed $2.0 billion in the aggregate at any one time outstanding or (ii) in accordance with, or pursuant to, agreements in effect on the Issue Date.

Section 4.20.         Limitation on Dividends and other Payment Restrictions affecting Guarantors.

Neither the Company nor any of the Guarantors shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Guarantors to:

(a)            pay dividends or make any other distribution to the Company on the Guarantors’ Capital Stock or with respect to any other interest or participation in or measured by its profits, or pay any Indebtedness owed to the Company or any Guarantor;

(b)            make loans or advances to the Company or any Guarantors; or

(c)            transfer any of its properties or assets to the Company or any Guarantor, except for such encumbrances or restrictions existing under or by reason of:

(i)            existing agreements as in effect on the Issue Date;

(ii)            applicable law or regulation;

(iii)           by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(iv)          this Indenture, the Notes, the New Exchange Notes, the New Exchange Notes Indenture, the New Senior Spectrum Secured Notes or the New Senior Spectrum Secured Notes Indenture; or

(v)           any agreement for the sale of any Guarantor or its assets that restricts distributions by that Guarantor pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of this Indenture; or

(d)            any instrument governing Indebtedness permitted to be incurred under the terms of this Indenture to the extent any applicable restrictions are not more restrictive, taken as a whole, than such restrictions contained in this Indenture.

Section 4.21.        Collateral Appraisal.

The Company shall obtain an initial appraisal of the Collateral (the “Initial Appraisal”) pursuant to the definition of the “Appraised Value” and deliver that Initial Appraisal to the Trustee within 60 days of the Issue Date.

If, following the Issue Date, FCC Licenses that form part of the Collateral accounting for up to 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC, on any date, as a result of the Company’s failure to meet its buildout milestones with respect to such forfeited FCC Licenses (such date, the “Forfeiture Date”), the Company within 60 days of such Forfeiture Date shall obtain a written appraisal (the “Forfeiture Appraisal”) of the Collateral pursuant to the definition of the “Appraised Value” and shall deliver a certificate to the Trustee stating that the LTV Ratio as of the date of the appraisal does not exceed 0.375 to 1.00 (the “First Certificate”); provided that if such LTV Ratio exceeds 0.375 to 1.00, and, therefore, the foregoing First Certificate cannot be delivered, then within 60 days of receipt by the Company of the Forfeiture Appraisal and subject to the First Lien Intercreditor Agreement and the Security Documents, the Company shall: (i) add additional Spectrum Asset Guarantors and/or pledge (or cause to be pledged) cash (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) or additional Collateral to secure the Notes and (ii) provide a certificate to the Trustee stating that, after giving effect to such joinders, the LTV Ratio is not greater than 0.375 to 1.00 (the “Second Certificate”). The Company will make, upon request, available for inspection by the Holders any applicable appraisals from an Independent Appraiser conducted pursuant to the definition of the “Appraised Value” with respect to such additional Collateral; provided that, solely for purposes of this clause (ii), the Company shall not be required to obtain an updated appraisal with respect to the Collateral appraised in the Forfeiture Appraisal.

Neither the Trustee nor the Collateral Agent have any (or shall have any) knowledge whatsoever of whether or when any forfeiture event or Forfeiture Date has occurred; and shall have no responsibility for making any such determination. In the event the Trustee receives a First Certificate and/or Second Certificate, it shall: (i) have no duty or obligation to monitor or determine whether such First Certificate or Second Certificate satisfies the Company’s obligations in any manner whatsoever, including, but not limited to, the sufficiency of the certificate contents or the compliance by the Company with any deadline or timing stricture contemplated above; and (ii) have no duty or obligation to send any First Certificate or Second Certificate received by it to the Holders or otherwise notify the Holders that it has received no such certificates. However, should the Company deliver a First Certificate or Second Certificate, it shall notify the Holders that it has delivered a First Certificate or a Second Certificate to the Trustee and shall thereafter make such certificates available for inspection by the Holders. Neither the Trustee nor the Collateral Agent shall have any duty to determine the sufficiency of any additional Collateral added or pledged pursuant hereto or be charged with knowledge of the contents of, or have any responsibility in connection with, any appraisal referred to above.

Section 4.22.         Limitation on Activities of Guarantors.

Each Guarantor shall engage in no activities other than those reasonably related to its ownership of the Collateral owned by it and shall own no material assets other than the Collateral owned by it.

Section 4.23.        No Dilutive Issuances.

The Company shall not effect any Dilutive Issuance that would, absent the operation of the Floor Price, result in an adjustment to the Conversion Price pursuant to Section 14.04(f) to an amount less than the Floor Price, unless the Company has obtained shareholder approval as required by the listing standards of The NASDAQ Global Select Market, The NASDAQ Global Market or The New York Stock Exchange (or any of their respective successors), as applicable, to adjust the Conversion Price to the applicable Effective Price before such Dilutive Issuance. Upon obtaining such shareholder approval, or upon a determination that such shareholder approval is not required, the Floor Price shall be reduced to the applicable Effective Price, solely with respect to such Dilutive Issuance, for all purposes under Section 14.04(f).

Article 5
LISTS OF HOLDERS

Section 5.01.         Lists of Holders. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Note Registrar, the Company will furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each, and the Company shall otherwise comply with TIA §312(a).

Article 6
DEFAULTS AND REMEDIES

Section 6.01.         Events of Default. Each of the following shall constitute an event of default (each an, “Event of Default”) :

(a)            default for 30 days in the payment when due of interest on the Notes;

(b)            default in the payment when due (at stated maturity, upon optional redemption, upon any required repurchase or otherwise) of principal of, or premium, if any, on the Notes;

(c)            failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under Section 4.11 and Section 4.12, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this Indenture;

(d)            failure by the Company or any of the Guarantors, as applicable, to comply with the provisions of Section 4.13, Section 4.14 and Section 4.21;

(e)            failure by the Company or any of the Guarantors, as applicable, for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in this Indenture;

(f)            failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right, if such failure continues for a period of five Business Days following the due date for the delivery thereof;

(g)            failure by the Company to give a Fundamental Change Company Notice as required under Section 15.02(c) or a notice of a specified corporate transaction as required under Section 14.01(b), in each case, when due;

(h)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(i)             is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(ii)            results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);

(i)             failure by the Company or any Significant Subsidiary to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(j)             any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(k)            the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of creditors;

(l)            other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the Company or a Significant Subsidiary in an involuntary case; (ii) appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or (iii) orders the liquidation of the Company or any Significant Subsidiary, and, in each case of the foregoing clauses (i) through (iii), the order or decree remains unstayed and in effect for 60 consecutive days;

(m)           in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by this Indenture and the applicable Security Documents or by reason of the termination of this Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to this Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes; and

(n)            FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors’ failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

Section 6.02.         Acceleration; Rescission and Annulment.

(a)            In the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in Section 6.01(k) or (l) above, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount then outstanding of the Notes may declare all the Notes to be due and payable immediately.

(b)            Notwithstanding the foregoing, a Default under Section 6.01(c), (e), (h), (i) and (m) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company of the Default and, with respect to Section 6.01(c), (e), (h), (i) and (m), such Default is not cured within the time specified in Section 6.01(c), (e), (h), (i) and (m) described above after receipt of such notice.

(c)            The Holders of a majority in aggregate principal amount of the then outstanding of the Notes, by notice to the Trustee, may on behalf of the Holders of all of the Notes rescind an acceleration or waive all past Defaults or Events of Default and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable, or interest or the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (x) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (y) all existing events of default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

(d)             The Company is required to deliver to the Trustee, in its capacity as trustee of this Indenture, annually a statement regarding compliance with this Indenture, and the Company is required, upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.

(e)            If the Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law), the amount that shall then be due and payable shall be equal to: 100% of the principal amount of the Notes then outstanding, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest to, but excluding, the date of such acceleration, as if such acceleration were an optional redemption of the Notes so accelerated.

Notwithstanding the generality of the foregoing, if the Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the Notes by operation of law), the principal amount of the Notes then outstanding, plus accrued and unpaid interest shall also be due and payable as though the Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the obligations with respect to the Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof. If such amount becomes due and payable, it shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes from and after the applicable triggering event. Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes, and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the Notes or the Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE COMPANY AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the Notes

Section 6.03.         [Reserved].

Section 6.04.        Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a), (b) or (c) of Section 6.01 shall have occurred and the Notes have become due and payable pursuant to Section 6.02, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest, if any, with (to the extent that payment of such interest shall be legally enforceable) interest on any such overdue amounts, at the rate borne by the Notes at such time plus one percent, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company under Bankruptcy Law, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company, the property of the Company, or in the event of any other judicial proceedings relative to the Company, or to the creditors or property of the Company, the Guarantors, the Trustee, irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company, its creditors, or its property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for compensation owed to it, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders, and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders, and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.        Application of Monies Collected by Trustee. Subject to any applicable Intercreditor Agreement, any monies collected by the Trustee or Collateral Agent pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

FIRST: to the payment of all amounts due the Trustee, including its agents and attorneys, under Section 7.06;

SECOND: to the payment of the amounts then due and unpaid for principal of, the Redemption Price and the Fundamental Change Repurchase Price (if applicable) of, and/or satisfaction of the Conversion Obligation with respect to all Notes that have been converted, and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes; and

THIRD: to the Company or such party as a court of competent jurisdiction shall direct.

Section 6.06.         Proceedings by Holders. No Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)            such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(b)            the Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee in writing to pursue the remedy;

(c)            such Holders have offered the Trustee reasonable security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d)            the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of such security or indemnity; and

(e)            the Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder, it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any actions or forbearances by a Holder are unduly prejudicial to other Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the avoidance of doubt, this Section 6.06 shall not limit the rights of any Holder of a Note to pursue claims that do not arise under this Indenture, the Notes or the Security Documents.

Notwithstanding any other provision of this Indenture and any provision of any Note or any Notes Guarantee, the right of any Holder to institute suit for the enforcement of any payment or delivery, as the case may be, of (x) principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), (y) accrued and unpaid interest, if any, on, and (z) consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, shall not be impaired or affected without the consent of such Holder.

Section 6.07.        Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.        Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09.         Direction of Proceedings and Waiver of Defaults by Majority of Holders.

(a)            The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to Notes; provided, however, that (i) such direction shall not be in conflict with any rule of law or with this Indenture, and (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that conflicts with any rule of law or with this Indenture, it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders) or that would involve the Trustee in personal liability.

(b)            The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and rescind any acceleration with respect to the Notes and its consequences hereunder except:

(i)             a default in the payment of the principal (including any Redemption Price and any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes; or

(ii)            a failure by the Company to deliver the consideration due upon conversion of the Notes;

provided that, in the case of the rescission of any acceleration with respect to the Notes, (1) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default (other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration) have been cured or waived.

Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.         Notice of Defaults. If a Default occurs and is continuing and a Responsible Officer of the Trustee has received written notice thereof, the Trustee shall send to all Holders as the names and addresses of such Holders appear upon the Note Register notice of such Default within 90 days after it receives written notice. Except in the case of a Default in the payment of principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or accrued and unpaid interest, if any, on any Note or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.        Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price with respect to the Notes being redeemed or purchased, respectively, as provided in this Indenture) or accrued and unpaid interest, if any, on any Note on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the payment or delivery of consideration due upon conversion.

Section 6.12.        Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.13.         Trustee May File Proofs of Claim.

Subject to the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Article 7
CONCERNING THE TRUSTEE

Section 7.01.         Duties and Responsibilities of Trustee.

(a)            Prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)             the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of bad faith the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations stated therein).

(b)            In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(c)            No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)             this Subsection shall not be construed to limit the effect of Subsection (a) of this Section;

(ii)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)           no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d)            Whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 7.01.

Section 7.02.        Certain Rights of the Trustee.

(a)            The Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)            Any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company.

(c)            The Trustee may consult with counsel of its selection and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon.

(d)            Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.

(e)            The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, at a reasonable time on any Business Day, to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation.

(f)            The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through duly authorized agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder.

(g)            The permissive rights of the Trustee enumerated herein shall not be construed as duties.

(h)           The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(i)            The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of Officers authorized at such time to take specified actions pursuant to this Indenture.

(j)             In no event shall the Trustee be liable for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k)            The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless written notice of such Default or Event of Default shall have been given to a Responsible Officer of the Trustee by the Company or by any Holder of the Notes at the Corporate Trust Office of the Trustee and such notice references such Notes and this Indenture.

(l)             The Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes.

(m)           If any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred.

(n)           In the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses, fees, taxes or other charges incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company.

(o)           The rights, protections, privileges, immunities and indemnities afforded to the Trustee pursuant to this Article 7 shall also be afforded to the Trustee in each of its capacities hereunder, including as Collateral Agent, Conversion Agent, Paying Agent, Custodian and Note Registrar, and each agent, custodian and other Person employed to act hereunder.

(p)           The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability and expense which might be incurred by it in compliance with such request or direction.

(q)           The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

Section 7.03.       No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04.        Trustee, Paying Agents, Conversion Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Conversion Agent, the Custodian, Bid Solicitation Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent, the Custodian, Bid Solicitation Agent or Note Registrar.

Section 7.05.        Monies and Shares of Class A Common Stock to Be Held in Trust. All monies and shares of Class A Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and shares of Class A Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or shares of Class A Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06.        Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity hereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its negligence or willful misconduct. The Company shall indemnify the Trustee (which for purposes of this Section 7.06 shall include its officers, directors, employees and agents) in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and shall hold them harmless against, any loss, claim, damage, liability or expense incurred without negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) of liability in the premises. The obligations of the Company under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 7.6 shall not be subordinate to any other liability or indebtedness of the Company. The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture, final payment of the Notes and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(h) or Section 6.01(i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws. The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.07.        Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 7.07, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

This Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.08.        Resignation or Removal of Trustee. The Trustee may at any time resign by giving written notice of such resignation to the Company and sending notice thereof to the Holders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by an Officer of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the transmission of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months may, subject to the provisions of Section 6.11, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(a)            In case at any time any of the following shall occur:

(i)             the Trustee shall fail to comply with Section 7.12 within a reasonable time after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note or Notes for at least six (6) months;

(ii)            the Trustee shall cease to be eligible in accordance with the provisions of Section 7.07 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(iii)           the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by an Officer of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(b)            The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after removal of the Trustee by the Holders, the Trustee may, at the expense of the Company, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction for the appointment of a successor trustee.

(c)            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.08 shall become effective upon (i) payment of all fees and expenses owing to the Trustee and (ii) acceptance of appointment by the successor trustee as provided in Section 7.09.

Section 7.09.        Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.08 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the predecessor trustee shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such pursuant to this Indenture, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.09 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.07.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.09, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall send or cause to be sent notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register. If the Company fails to send such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be transmitted at the expense of the Company.

Section 7.10.         Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.07.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates of authentication shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of authentication of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.11.       Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.12.        Conflicting Interests of Trustee. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of this Indenture.

Section 7.13.        Limitation on Trustee’s Liability. Except as provided in this Article, in accepting the trusts hereby created, the entities acting as Trustee are acting solely as Trustee hereunder and not in their individual capacity and, except as provided in this Article, all Persons having any claim against the Trustee by reason of the transactions contemplated by this Indenture or any Note shall look only to the Company for payment or satisfaction thereof.

Section 7.14.         Reports by Trustee to Holders.

(a)            Within 60 days after each May 30 beginning with May 30, 2025, and for so long as Notes remain outstanding, the Trustee will send to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit all reports as required by TIA §313(c).

(b)            A copy of each report at the time of its transmission to the Holders will be sent by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.15.        Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 7.16.         Limitation on Duty of Trustee in Respect of Collateral.

(a)            Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or, beyond exercising reasonable care in the custody of possessory collateral delivered to the Trustee in accordance with the Security Documents, otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)            The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Guarantors.

Article 8
CONCERNING THE HOLDERS

Section 8.01.        Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (i) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (ii) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held, or (iii) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.         Proof of Execution by Holders. Subject to the provisions of Section 7.01 and Section 7.02, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 8.03.        Who Are Deemed Absolute Owners. The Company, the Guarantors, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments or deliveries so made to any Holder, or upon its order, shall be valid, and, to the extent of the sums or shares of Class A Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04.        Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Affiliate of the Company shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05.        Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
ACTS OF HOLDERS

Section 9.01.         Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer’s individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer’s authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

(e)            If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

Article 10
SUPPLEMENTAL INDENTURES

Section 10.01.      Supplemental Indentures Without Consent of Holders. Notwithstanding Section 10.02 hereof, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement this Indenture, the Notes, the Notes Guarantees or the Security Documents without the consent of any Holder, to:

(a)            cure any ambiguity, defect or inconsistency;

(b)            provide for uncertificated Notes in addition to or in place of certificated Notes;

(c)            provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

(d)           make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(e)            comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(f)            conform the provisions of this Indenture, the Notes Guarantees, the Security Documents or the Notes to the “Description of the EchoStar Convertible Notes” section in the Prospectus; or

(g)           enter into additional or supplemental Security Documents or provide for additional Collateral;

(h)           allow any Guarantor to execute a supplemental indenture;

(i)            make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by this Indenture, any Intercreditor Agreement or any of the Security Documents;

(j)             to release Notes Guarantees or any Collateral when permitted or required by the terms of this Indenture, any Intercreditor Agreement and the Security Documents;

(1)            in connection with any Share Exchange Event, provide that the Notes are convertible into Reference Property, subject to Section 14.02, and make certain related changes to the terms of the Indenture and the Notes to the extent expressly required by this Indenture;

(k)            to evidence and provide for the acceptance and appointment under this Indenture of successor trustees pursuant to the requirements thereof;

(l)             to secure any Notes Obligations under the Security Documents; or

(m)           to provide for the issuance of PIK Notes and additional Notes in accordance with the limitations set forth in this Indenture.

The Trustee and the Collateral Agent are hereby authorized to join with the Company and the Guarantors in the execution of any such amendment or supplement, to make any further appropriate agreements and stipulations that may be therein contained, but neither the Trustee nor the Collateral Agent shall be obligated to, but may in its discretion, enter into any amendment or supplement that adversely affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise.

Any amendment or supplement to this Indenture authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantors, the Trustee and the Collateral Agent without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02.      Supplemental Indentures with Consent of Holders. Except as provided above in Section 10.01 and below in this Section 10.02, the Company, the Guarantors, the Trustee and the Collateral Agent may from time to time and at any time amend or supplement this Indenture, the Notes, the Notes Guarantees and the Security Documents with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) and any existing Default or Event of Default (other than (i) a Default or Event of Default in the payment of the principal (including any Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded, and (ii) a Default or Event of Default as a result of a failure by the Company to deliver the consideration due upon conversion of the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes); provided, however, that, without the consent of each Holder of an outstanding Note affected, no such amendment, supplement or waiver shall:

(a)            reduce the aggregate principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b)            reduce the principal of or change the fixed maturity of any Note or reduce the premium payable upon to the redemption of such Note;

(c)            reduce the rate of or change the time for payment of interest on any Note;

(d)            waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the Payment Default that resulted from such acceleration);

(e)            make any Note payable in money other than that stated in such Note;

(f)            make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the Notes;

(g)            waive a redemption payment with respect to any Note;

(h)            release any Guarantor from any of its obligations under its Notes Guarantee or this Indenture, except as set forth in the provisions of Section 13.03 hereof;

(i)            subordinate, or have the effect of subordinating, the obligations under Notes to any other Indebtedness (including to other obligations under the Notes pursuant to changes to any recovery waterfall or otherwise), or subordinate, or have the effect of subordinating, the Liens securing the obligations under the Notes to Liens securing any other Indebtedness;

(j)             impair or adversely affect the right of Holders to convert Notes or otherwise modify the provisions with respect to conversion, or reduce the Conversion Rate or impair the ability to receive cash upon conversion (subject to such modifications as are required under this Indenture);

(k)            reduce the Redemption Price or Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders of Notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; or

(l)             make any change to clauses (a) through (k) above.

In addition, without the consent of Holders of at least 75% of the outstanding principal amount of the Notes then outstanding, an amendment or a waiver may not (i) release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this Indenture and the Security Documents, (ii) make any change in the provisions of Section 4.15, (iii) make any change in the provisions of Section 4.12 or (iv) make any changes in the provisions under Section 4.19.

Upon the written request of the Company and upon the filing with the Trustee and the Collateral Agent of evidence satisfactory to the Trustee and the Collateral Agent of the consent of the Holders as aforesaid, and upon receipt by the Trustee and the Collateral Agent of the documents described in Section 7.02 and Section 10.05 hereof, the Trustee and the Collateral Agent will join with the Company and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee or the Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 10.02 becomes effective, the Company will transmit to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 10.03.      Effect of Amendment, Supplement and Waiver. Upon the execution of any amendment, supplement or waiver of this Indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such amendment, supplement or waiver shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04.      Notation on Notes. Notes authenticated and delivered after the execution of any amendment, supplement or waiver to this Indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such amendment, supplement or waiver. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company’s Board of Directors, to any modification of this Indenture contained in any such amendment, supplement or waiver may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 10.05.      Evidence of Compliance of Amendment, Supplement or Waiver to Be Furnished Trustee. In addition to the documents required by Section 19.05, the Trustee shall receive and may rely on an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any amendment, supplement or waiver to this Indenture executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and it is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms.

Section 10.06.      Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

Article 11
Successors

Section 11.01.      Merger, Consolidation or Sale of Assets. None of the Company nor any Guarantor shall consolidate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, another Person other than the Company or another Guarantor (other than a sale, assignment, transfer, conveyance or disposition of (i) Collateral not prohibited by this Indenture, (ii) Collateral that is or has been released from the Lien securing the Notes pursuant to the provisions of this Indenture or the Security Documents or (iii) the Retail Wireless Business (to the extent no Collateral is sold, assigned, transferred, conveyed or otherwise disposed of)) unless:

(i)             the Company or such Guarantor, as applicable, is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(ii)            the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as applicable, under this Indenture, the Notes and the Security Documents pursuant to a supplemental indenture and such other agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable;

(iii)            immediately after such transaction, no Default or Event of Default exists; and

(iv)           the Company (with respect to such Guarantor) or, with respect to the Company, the person surviving any such consolidation or merger, or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall have delivered to the Trustee an Opinion of Counsel and Officer’s Certificate in connection therewith each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture and other agreements comply with the applicable provisions of this Indenture, the Notes and the Security Documents.

Notwithstanding anything to the contrary in the foregoing, no Guarantor shall sell, assign, transfer, convey or dispose of any Collateral to any Affiliate of such Guarantor (other than another Guarantor or a Spectrum Joint Venture); provided that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (x) shall be made at no less than the Appraised Value of such Collateral for cash and (y) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth in Section 4.13 hereof.

Article 12
IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01.      Indenture, Guarantees and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on, or the payment or delivery of consideration due upon conversion of, any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in this Indenture, the Notes Guarantees or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or any Guarantor or of any of their respective successor corporations or other entities, either directly or through the Company or any Guarantor or any of their respective successor corporations or other entities, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the Notes Guarantees and the issue of the Notes.

Article 13
GUARANTEE

Section 13.01.      Guarantee.

(a)            Subject to this Article 13, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)            the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), premium if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)            in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)            The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Notes Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)            If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Notes Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)            Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Notes Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Notes Guarantee.

Section 13.02.      Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Notes Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 13, result in the obligations of such Guarantor under its Notes Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.03.      Releases.

(a)            The Notes Guarantee of a Guarantor will be discharged and released upon the delivery to the Trustee and Collateral Agent of an Officer’s Certificate stating that one of the following has occurred, and an Opinion of Counsel that all conditions to such release under the terms of this Indenture have been satisfied:

(i)             with respect to a Spectrum Assets Guarantor and any Equity Pledge Guarantor that holds the Equity Interests of such Spectrum Assets Guarantor, upon the sale or other disposition of all of the Equity Interests of such Spectrum Assets Guarantor or all or substantially all of the assets of such Spectrum Assets Guarantor (including by way of merger or consolidation) to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case, if such sale or disposition does not violate the provisions set forth under Section 4.13 or Section 11.01 hereto, as applicable;

(ii)            upon payment in full of the Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and payment and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the Notes Documents;

(iii)           upon satisfaction and discharge of this Indenture as set forth in Article 3; or

(iv)            as set forth in Article 10.

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor will be automatically and unconditionally released from its obligations under the Security Documents.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (i) shall not be permitted while any Default or Event of Default has occurred and is continuing.

(b)           Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent under this Indenture to the release of a Guarantor from its Notes Guarantee pursuant to clauses (a)(i) through (iii) of this Section 13.03 have been complied with, the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Notes Guarantee.

(c)            Any Guarantor not released from its obligations under its Notes Guarantee as provided in this Section 13.03 will remain liable for the full amount of principal of and interest and premium if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 13.

Article 14
CONVERSION OF NOTES

Section 14.01.      Conversion Privilege.

(a)            Subject to and upon compliance with the provisions of this Article 14, including without limitation Section 14.12, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof) of such Note:

(i)             subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding May 30, 2030 under the circumstances and during the periods set forth in Section 14.01(b);

(ii)            on or after May 30, 2030, at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date;

in each case, at an initial conversion rate of 29.73507 shares of Class A Common Stock (subject to adjustment as provided in Section 14.04 and, if applicable, Section 14.03, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to the settlement provisions of Section 14.02, the “Conversion Obligation”).

(b)            (i) Prior to the close of business on the Business Day immediately preceding May 30, 2030, a Holder may surrender all or any portion of its Notes (that is $1,000 principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof) for conversion at any time during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder in accordance with the procedures described below in this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate on each such Trading Day, subject to compliance with the following procedures and conditions concerning the Bid Solicitation Agent’s obligation to make a Trading Price determination.

(A)            The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of the Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price) unless a Holder of at least $1,000,000 in aggregate principal amount of Notes requests in writing that the Company makes such a determination and provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of the Notes beginning on the Trading Day following the receipt of such evidence and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate on such Trading Day.

(B)            If the Trading Price condition has been met, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing. If, at any time after the Trading Price condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on such Trading Day, the Company shall promptly so notify the Holders, the Trustee and the Conversion Agent (if other than the Trustee) in writing.

(C)            If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when it is required to, instruct the Bid Solicitation Agent to obtain bids, or if the Company gives such instruction to the Bid Solicitation Agent, and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and it fails to make such determination, then, in either case, the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Class A Common Stock and the Conversion Rate on each Trading Day of such failure.

(ii)            If, prior to the close of business on the Business Day immediately preceding May 30, 2030, the Company elects to:

(A)            issue to all or substantially all holders of the Class A Common Stock any rights, options or warrants (other than a distribution of rights pursuant to a stockholder rights plan prior to the separation of such rights from the Class A Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of the Class A Common Stock, at a price per share that is less than (or having a Conversion Price per share that is less than) the average of the Last Reported Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(B)            distribute to all or substantially all holders of the Class A Common Stock the Company’s assets, securities or rights, options or warrants to purchase securities (other than a distribution of rights pursuant to a stockholder rights plan prior to the separation of such rights from the Class A Common Stock) of the Company, which distribution has a per share value, as reasonably determined by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of the Class A Common Stock on the Trading Day immediately preceding the date of announcement of such distribution, then, in either case, the Company shall notify all Holders of the Notes, the Trustee and the Conversion Agent (if other than the Trustee) at least 55 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof) for conversion at any time until the earlier of (1) the close of business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (2) the Company’s announcement that such issuance or distribution will not take place.

No Holder may convert any of its Notes pursuant to this Section 14.01(b)(ii) if such Holder otherwise participates in such issuance or distribution, at the same time and upon the same terms as holders of the Class A Common Stock and solely as a result of holding Notes, without having to convert its Notes as if such Holder held a number of shares of Class A Common Stock equal to (x) the Conversion Rate multiplied by (y) the principal amount (expressed in thousands) of Notes held by such Holder.

(iii)            If, prior to the close of business on the Business Day immediately preceding May 30, 2030:

(A)            a Fundamental Change occurs;

(B)            a Make-Whole Fundamental Change occurs; or

(C)            the Company is a party to a Share Exchange Event,

then, in each case, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof) for conversion at any time from or after the open of business on the Business Day immediately following the day the Company gives notice of such transaction or event until the close of business on the 35th Trading Day after the actual effective date of such transaction or event or, if such transaction or event also constitutes a Fundamental Change, until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date.

To the extent commercially reasonably practicable, the Company will give notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the anticipated effective date for any such transaction or event (x) not less than 55 Scheduled Trading Days prior to the anticipated effective date or (y) if the Company does not have knowledge of such transaction or event or determines, in its commercially reasonable discretion, that it is impractical or inadvisable to disclose the anticipated effective date of such transaction or event at least 55 Scheduled Trading Days prior to the anticipated effective date, within one Business Day of the date upon which the Company has knowledge of such transaction or event or determines, in its commercially reasonable discretion, that it is no longer impractical or inadvisable to disclose the anticipated effective date of such transaction or event (but in no event later than the actual effective date of such transaction or event). Notwithstanding the foregoing, in no event will the Company be required to provide such notice to Holders, the Trustee or the Conversion Agent (if other than the Trustee) before the earlier of (i) the actual effective date of such transaction or event and (ii) the earlier of such time as the Company or its Affiliates (A) have publicly disclosed or acknowledged the circumstances giving rise to such anticipated transaction or event or (B) are required to publicly disclose under applicable law or the rules of any stock exchange on which the Company’s equity is then listed the circumstances giving rise to such anticipated transaction or event.

(iv)            Prior to the close of business on the Business Day immediately preceding May 30, 2030, a Holder may surrender all or any portion of its Notes (that is $1,000 in principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof) for conversion at any time during any calendar quarter commencing after the calendar quarter ending on December 31, 2024 (and only during such calendar quarter), if the Last Reported Sale Price of the Class A Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Conversion Price on each applicable Trading Day. The Company shall determine whether the Notes are convertible because the Last Reported Sale Price condition described in this clause (iv) has been met and provide written notice to the Holders, the Trustee and the Conversion Agent (if other than the Trustee).

(v)            If the Company calls any or all of the Notes for Optional Redemption prior to the close of business on the Business Day immediately preceding May 30, 2030 pursuant to Article 16, then a Holder may surrender all or any portion of its Called Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day prior to the Redemption Date, even if the Called Notes are not otherwise convertible at such time. After that time, the right to convert such Called Notes on account of the Company’s delivery of the relevant Redemption Notice shall expire, unless the Company defaults in the payment of the Redemption Price, in which case a Holder of Called Notes may convert its Called Notes until the Redemption Price has been paid or duly provided for. If the Company elects to redeem fewer than all of the outstanding Notes pursuant to Article 16 (including, for the avoidance of doubt, on or after May 30, 2030), and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, prior to the close of business on the 49th Scheduled Trading Day immediately preceding the relevant Redemption Date, whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption, then such Note or beneficial interest will be deemed called for redemption solely for the purposes of such conversion (“Deemed Redemption”), such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, at any time before the close of business on the second Scheduled Trading Day immediately preceding such Redemption Date (unless the Company defaults in the payment of the Redemption Price, in which case such Holder or owner, as applicable, shall be entitled to convert such Note or beneficial interest, as applicable, until the Redemption Price has been paid or duly provided for) and each such conversion shall be deemed to be the conversion of a Note called for redemption.

Section 14.02.      Conversion Procedure; Settlement Upon Conversion.

(a)            Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, to the converting Holder, in full satisfaction of its Conversion Obligation, cash (“Cash Settlement”), shares of the Class A Common Stock (“Physical Settlement”) or a combination of cash and shares of the Class A Common Stock (“Combination Settlement”), as set forth in this Section 14.02.

(i)            All conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice and prior to the Scheduled Trading Day immediately preceding the related Redemption Date and all conversions of Notes for which the relevant Conversion Date occurs on or after May 30, 2030 shall be settled using the same Settlement Method (including the same relative proportion of cash and/or shares of the Class A Common Stock, except that cash in lieu of delivering any fractional share of Class A Common Stock shall not be taken into account in determining such proportion) as all other conversions for which the relevant Conversion Date occurs on or after May 30, 2030. Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice and prior to the Scheduled Trading Day immediately preceding the related Redemption Date and all conversions of Notes for which the relevant Conversion Date occurs on or after May 30, 2030, the Company shall use the same Settlement Method (including the same relative proportion of cash and/or shares of the Class A Common Stock, except that cash in lieu of delivering any fractional share of Class A Common Stock shall not be taken into account in determining such proportion) for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(ii)            If the Company elects a Settlement Method, the Company shall deliver notice to Holders through the Conversion Agent of such Settlement Method the Company has selected no later than the close of business on the Trading Day immediately following the related Conversion Date (or, in the case of any conversions of Notes for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice and prior to the Scheduled Trading Day immediately preceding the related Redemption Date, in such Redemption Notice or (y) on or after May 30, 2030, no later than May 30, 2030). If the Company does not timely elect a Settlement Method, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement with respect to that Conversion Date and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000. If the Company has timely elected Combination Settlement in respect of any conversion but does not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes, or the Company is deemed to have elected Combination Settlement, the Specified Dollar Amount shall be deemed to be $1,000.

(iii)            The cash, shares of Class A Common Stock or combination of cash and shares of Class A Common Stock payable or deliverable by the Company in respect of any conversion of Notes (the “Settlement Amount”) shall be computed by the Company as follows:

(A)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Class A Common Stock equal to the Conversion Rate on the Conversion Date (plus cash in lieu of any fractional share of Class A Common Stock issuable upon conversion);

(B)            if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 45 consecutive VWAP Trading Days during the related Observation Period; and

(C)            if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay and deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 45 consecutive VWAP Trading Days during the related Observation Period (plus cash in lieu of any fractional share of Class A Common Stock issuable upon conversion).

If more than one Note shall be surrendered for conversion at any one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered.

(iv)            The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last VWAP Trading Day of the related Observation Period. Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of any fractional share of Class A Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and, if applicable, the amount of cash payable in lieu of fractional shares of Class A Common Stock. The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)            (i) To convert a beneficial interest in a Global Note (which conversion is irrevocable), the holder of such beneficial interest must:

(A)            comply with the Applicable Procedures;

(B)            if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(C)            if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g); and

(ii)            To convert a Certificated Note, the Holder must:

(A)            complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a PDF thereof) (a “Notice of Conversion”) to the Conversion Agent and surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent;

(B)            if required, furnish appropriate endorsements and transfer documents;

(C)            if required, pay funds equal to all documentary, stamp or similar issue or transfer tax owed as set forth in Section 14.02(d) and Section 14.02(e); and

(D)            if required, pay funds equal to any interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(g).

The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 14 on the Conversion Date for such conversion or, if notice on such date is not feasible given the nature of the conversion, promptly thereafter. To the extent the Company enters into any note hedge transaction (or any other hedging transaction) with one or more counterparties in connection with the offering and sale of the Notes, the Trustee (and if different, the Conversion Agent) agree to notify each such counterparty of each such conversion, in such manner and containing such information as may be directed by the Company from time to time.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03. If a Holder has already delivered a Fundamental Change Repurchase Notice, such Holder’s right to withdraw such notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant Fundamental Change Repurchase Date.

(c)            A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 14.02(b) above.

Subject to the provisions of Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the Settlement Amount due in respect of the Conversion Obligation on:

(i)            the second Business Day immediately following the relevant Conversion Date (or, if earlier, the Maturity Date), if the Company elects Physical Settlement; or

(ii)            the second Business Day immediately following the last VWAP Trading Day of the relevant Observation Period, if the Company elects Cash Settlement or if the Company elects or is deemed to have elected Combination Settlement.

If any shares of Class A Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates or a book-entry transfer through the Depositary, as the case may be, for the full number of shares of Class A Common Stock to which such Holder shall be entitled in satisfaction of the Company’s Conversion Obligation.

(d)            In case any Certificated Note shall be surrendered for partial conversion, in $1,000 principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)            If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issuance of any shares of Class A Common Stock upon conversion of such Note, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax. The Conversion Agent may refuse to deliver the certificates representing the shares of Class A Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)            Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian of the Global Note at the direction of the Trustee, shall make a notation in the books and records of the Trustee and Depositary as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)            Upon conversion of a Note, the converting Holder shall not receive any separate cash payment representing accrued and unpaid interest, if any, except as set forth in the paragraph below. The Company’s payment or delivery, as the case may be, of the Settlement Amount upon conversion of any Note shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Class A Common Stock, accrued and unpaid interest shall be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if Notes are converted after the close of business on a Regular Record Date for the payment of interest, but prior to the open of business on the immediately following Interest Payment Date, Holders of such Notes at the close of business on such Regular Record Date shall receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted on the corresponding Interest Payment Date (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided that no such payment need be made:

(i)             if the Notes are surrendered for conversion following the Regular Record Date immediately preceding the Maturity Date;

(ii)            if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Scheduled Trading Day immediately following the corresponding Interest Payment Date;

(iii)           if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date; or

(iv)           to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date as described in Section 14.02(g)(ii) above and any Fundamental Change Repurchase Date described in Section 14.02(g)(iii) above shall receive and retain the full interest payment due on the Maturity Date, any Redemption Date described in Section 14.02(g)(ii) above, any Fundamental Change Repurchase Date, any Fundamental Change Repurchase Date described in Section 14.02(g)(iii) above or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Regular Record Date and the converting Holder will not be required to make any interest payment.

(h)            The Person in whose name any shares of Class A Common Stock delivered upon conversion are registered shall become the holder of record of such shares as of the close of business on (i) the relevant Conversion Date if the Company elects Physical Settlement or (ii) the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to have elected Combination Settlement. Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion; provided that (a) the converting Holder shall have the right to receive the Settlement Amount due upon conversion and (b) in the case of a conversion between a Regular Record Date and the corresponding Interest Payment Date, the Holder of record as of the close of business on such Regular Record Date shall have the right to receive the interest payable on such Interest Payment Date, in accordance with Section 14.02(g).

(i)            The Company shall not issue any fractional share of Class A Common Stock upon conversion of the Notes and shall instead pay cash in lieu of any fractional share of Class A Common Stock issuable upon conversion in an amount based on (i) the Daily VWAP on the relevant Conversion Date if the Company elects Physical Settlement or (ii) the Daily VWAP on the last VWAP Trading Day of the relevant Observation Period if the Company elects or is deemed to have elected Combination Settlement. For each Note surrendered for conversion, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and, if applicable, any fractional share remaining after such computation shall be paid in cash.

Section 14.03.      Increase in Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Redemption Notice.

(a)            If (x) the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date or (y) the Company gives a Redemption Notice with respect to any or all of the Notes in accordance with Section 16.02 and, in each case, a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, or a Holder elects to convert its Called Notes in connection with such Redemption Notice, as the case may be, the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Class A Common Stock (the “Additional Shares”), as described below. A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion (or, in the case of a Global Note, the relevant notice of conversion in accordance with the Applicable Procedures) is received by the Conversion Agent during the period from the open of business on the Effective Date of the Make-Whole Fundamental Change to the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th trading day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”). A conversion of Called Notes shall be deemed for these purposes to be “in connection with” a Redemption Notice if the relevant Conversion Date occurs during the related Redemption Period. For the avoidance of doubt, the Company shall increase the Conversion Rate during the related Redemption Period only with respect to conversions of Called Notes. Accordingly, if the Company elects to redeem less than all of the outstanding Notes as described under Article 16, Holders of the Notes other than Called Notes shall not be entitled to an increased Conversion Rate for conversions of such Notes (on account of the Redemption Notice) during the applicable Redemption Period (except for Deemed Redemption as described in Section 14.01(b)(v)).

(b)            Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change or Redemption Notice, the Company shall, at its option, satisfy its Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that, if the consideration for the Class A Common Stock in any Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to (i) the Conversion Rate (including any increase to reflect the Additional Shares as described in this Section 14.03), multiplied by (ii) such Stock Price. In such event, the Conversion Obligation shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than three Business Days after such Effective Date (the “Make-Whole Fundamental Change Company Notice”).

(c)            The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice, as the case may be (in each case, the “Effective Date”) and the price (the “Stock Price”) paid (or deemed to be paid) per share of the Class A Common Stock in the Make-Whole Fundamental Change or with respect to the Optional Redemption, as the case may be. If the holders of the Class A Common Stock receive in exchange for their Class A Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Class A Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or the date of the Redemption Notice, as the case may be. In the event that a conversion of Called Notes in connection with a Redemption Notice would also constitute a conversion of Notes in connection with a Make-Whole Fundamental Change, a Holder of the Notes to be converted will be entitled to a single increase to the Conversion Rate with respect to the first to occur of the date on which the Company provides the applicable Redemption Notice in accordance with Section 16.02 or the Effective Date of the applicable Make-Whole Fundamental Change, and the later event will be deemed not to have occurred for purposes of this Section 14.03. The Company’s Board of Directors shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs, during such five Trading Day period.

(d)            The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate is otherwise adjusted. The adjusted Stock Prices shall equal (i) the Stock Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 14.04.

(e)            The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$24.91	$30.00	$33.63	$35.00	$40.00	$43.72	$50.00	$60.00	$70.00	$80.00	$100.00	$120.00	$140.00	$160.00	$200.00	$250.00	$300.00	$350.00	$400.00	$500.00	$600.00
November ___, 2024	10.4079	7.7647	6.5257	6.1491	5.0705	4.4828	3.7532	2.9930	2.5011	2.1561	1.7005	1.4103	1.2075	1.0572	0.8489	0.6831	0.5727	0.4937	0.4344	0.3508	0.2946
November 30, 2025	10.4079	7.3253	6.0520	5.6706	4.5953	4.0229	3.3278	2.6255	2.1831	1.8779	1.4795	1.2273	1.0512	0.9208	0.7401	0.5962	0.5005	0.4321	0.3808	0.3086	0.2599
November 30, 2026	10.4079	6.8530	5.5239	5.1331	4.0548	3.4986	2.8448	2.2123	1.8291	1.5703	1.2368	1.0266	0.8799	0.7713	0.6205	0.5006	0.4209	0.3641	0.3215	0.2617	0.2216
November 30, 2027	10.4079	6.2733	4.8698	4.4669	3.3900	2.8607	2.2686	1.7325	1.4251	1.2230	0.9651	0.8022	0.6882	0.6036	0.4863	0.3932	0.3315	0.2875	0.2546	0.2085	0.1774
November 30, 2028	10.4079	5.5810	4.0586	3.6380	2.5680	2.0835	1.5864	1.1865	0.9760	0.8408	0.6667	0.5552	0.4766	0.4181	0.3376	0.2743	0.2323	0.2026	0.1794	0.1488	0.1240
November 30, 2029	10.4079	4.7103	2.9584	2.5109	1.4920	1.1086	0.7828	0.5858	0.4904	0.4269	0.3409	0.2841	0.2436	0.2134	0.1721	0.1425	0.1188	0.1018	0.0891	0.0713	0.0594
November 30, 2030	10.4079	3.5967	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)             if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares by which the Conversion Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)            if the Stock Price is greater than $600.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate; and

(iii)            if the Stock Price is less than $24.91 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 40.14297 shares of Class A Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 14.04.

(f)            Nothing in this Section 14.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 14.04 in respect of a Make-Whole Fundamental Change.

Section 14.04.      Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Class A Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 14.04, without having to convert their Notes, as if they held a number of shares of Class A Common Stock equal to (i) the Conversion Rate, multiplied by (ii) the principal amount (expressed in thousands) of Notes held by such Holder.

(a)            If the Company exclusively issues to all or substantially all holders of the Class A Common Stock shares of Class A Common Stock as a dividend or distribution on all shares of the Class A Common Stock, or if the Company effects a share split or share combination in respect of the Class A Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or effective date, as applicable;

OS0 =	the number of shares of Class A Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 =	the number of shares of Class A Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared and results in an adjustment under this Section 14.04(a) but is not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Company’s Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)            If the Company issues to all or substantially all holders of the Class A Common Stock any rights, options or warrants (other than a distribution of rights pursuant to a stockholder rights plan prior to the separation of such rights from the Class A Common Stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of Class A Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Class A Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	(OS0 + X)
(OS0 + Y)

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0 =	the number of shares of Class A Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X =	the total number of shares of Class A Common Stock issuable pursuant to such rights, options or warrants; and

Y =	the number of shares of Class A Common Stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 14.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Class A Common Stock are not delivered after the exercise of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 14.04(b) and Section 14.01(b)(ii)(A), in determining whether any rights, options or warrants entitle the holders of Class A Common Stock to subscribe for or purchase shares of the Class A Common Stock at less than such average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of Class A Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Company’s Board of Directors or a committee thereof in good faith.

(c)            If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the Class A Common Stock, excluding:

(i)            dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 14.04(a), Section 14.04(b) or Section 14.04(e);

(ii)            dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 14.04(d);

(iii)           except as described below, a distribution of rights pursuant to a stockholder rights plan of the Company;

(iv)           conversions of the Class A Common Stock into, or exchange of the Class A Common Stock for, in each case, Reference Property as described below under Section 14.07; and

(v)            Spin-Offs as to which the provisions set forth below in this Section 14.04(c) shall apply (any of such shares of Capital Stock, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
(SP0 – FMV)

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0 =	the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV =	the fair market value (as determined by the Company’s Board of Directors in good faith) of the Distributed Property so distributed with respect to each outstanding share of the Class A Common Stock on the Ex-Dividend Date for such distribution.

Any adjustment made under the portion of this Section 14.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Class A Common Stock receive the Distributed Property, the amount and kind of Distributed Property that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this Section 14.04(c) where there has been a payment of a dividend or other distribution on the Class A Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	(FMV0 + MP0)
MP0

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off;

FMV0 =	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of the Class A Common Stock applicable to one share of the Class A Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Class A Common Stock were to such Capital Stock or similar equity interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0 =	the average of the Last Reported Sale Prices of the Class A Common Stock over the Valuation Period. The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period, but will be given effect immediately after the open of business on the Ex-Dividend Date for such Spin-Off. In respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate. In respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Ex-Dividend Date for such Spin-Off is after the [1]0th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last VWAP Trading Day of such Observation Period. If such Spin-Off does not occur, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such distribution had not been declared, effective as of the date on which the Company’s Board of Directors (or its designee) determines not to consummate such Spin-Off.

For purposes of this Section 14.04(c) (and subject in all respect to Section 14.11), rights, options or warrants distributed by the Company to all holders of the Class A Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Class A Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)            are deemed to be transferred with such shares of the Class A Common Stock;

(ii)           are not exercisable; and

(iii)           are also issued in respect of future issuances of the Class A Common Stock, shall be deemed not to have been distributed for purposes of this Section 14.04(c) (and no adjustment to the Conversion Rate under this Section 14.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 14.04(c). If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 14.04(c) was made:

(A)            in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Class A Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Class A Common Stock as of the date of such redemption or purchase, and

(B)            in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

For purposes of Section 14.04(a), Section 14.04(b) and this Section 14.04(c), if any dividend or distribution to which this Section 14.04(c) is applicable also includes one or both of:

(i)            a dividend or distribution of shares of Class A Common Stock to which Section 14.04(a) is applicable (the “Clause A Distribution”); or

(ii)            a dividend or distribution of rights, options or warrants to which Section 14.04(b) is applicable (the “Clause B Distribution”),

then:

(A)            such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 14.04(c) is applicable (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 14.04(c) with respect to such Clause C Distribution shall then be made; and

(B)            the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 14.04(a) and Section 14.04(b) with respect thereto shall then be made, except that, if determined by the Company (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any shares of Class A Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date” within the meaning of Section 14.04(a) or “outstanding immediately prior to the open of business on such Ex-Dividend Date” within the meaning of Section 14.04(b).

(d)            If any cash dividend or distribution is made to all or substantially all holders of the Class A Common Stock, the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0 =	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0 =	the Last Reported Sale Price of the Class A Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C =	the amount in cash per share the Company distributes to all or substantially all holders of the Class A Common Stock.

Any increase made pursuant to this Section 14.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Company’s Board of Directors determines not to make or pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Class A Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Class A Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)            If the Company or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for the Class A Common Stock (other than an odd lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act or any successor rule) to the extent that the cash and value of any other consideration included in the payment per share of the Class A Common Stock exceeds the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (such date, the “Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1 = CR0 x	(AC + (SP1 x OS1))
(OS0 x SP1)

where,

CR0 =	the Conversion Rate in effect immediately prior to the close of business on the [1]0th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

CR1 =	the Conversion Rate in effect immediately after the close of business on the [1]0th Trading Day immediately following, and including, the Trading Day next succeeding the Expiration Date;

AC =

the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares of Class A Common Stock purchased in such tender or exchange offer;

OS0 =	the number of shares of Class A Common Stock outstanding immediately prior to the Expiration Date (prior to giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Class A Common Stock outstanding immediately after the Expiration Date (after giving effect to the purchase of all shares of Class A Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1 =	the average of the Last Reported Sale Prices of the Class A Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Expiration Date.

The increase to the Conversion Rate under this Section 14.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between such Expiration Date and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the Expiration Date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Expiration Date of such tender or exchange offer and such Trading Day in determining the Conversion Rate as of such Trading Day. In addition, if the Trading Day next succeeding the Expiration Date is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references to “10” or “10th” in the preceding paragraph and this paragraph shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Expiration Date of such tender or exchange offer to, and including, last VWAP Trading Day of such Observation Period.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Class A Common Stock pursuant to any such tender or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been effected.

(f)            If, on or after the Issue Date, the Company issues or sells any shares of Class A Common Stock or Equity-Linked Securities, in each case at an Effective Price per share less than a price equal to the Conversion Price in effect immediately prior to such issue or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance the Conversion Price then in effect shall be reduced to an amount equal to the greater of (x) the Effective Price and (y) the Floor Price; provided, however, that (i) no adjustment will be made pursuant to this Section 14.04(f) solely as the result of an Exempt Issuance or as a result of any transaction in respect of which an adjustment is made pursuant to sub-sections (a), (b), (c), (d) or (e) of Section 14.04, (ii) subject to subclause (iii) below, the issuance of shares of Class A Common Stock pursuant to the terms of any such Equity-Linked Securities will not constitute an additional issuance or sale of shares of Class A Common Stock for purposes of this Section 14.04(f), (iii) the repricing or amendment of any Equity-Linked Securities (including, for the avoidance of doubt, any Equity-Linked Securities existing as of the Issue Date) will be deemed to be an issuance of additional Equity-Linked Securities, without affecting any prior adjustments theretofore made to the Conversion Rate, and (iv) if any such issuance or sale of Class A Common Stock or Equity-Linked Securities was without consideration, then the Effective Price shall be deemed to be $0.001 per share. Following the reduction in the Conversion Price pursuant to this Section 14.04(f), the Conversion Rate shall be equal to $1,000 divided by such reduced Conversion Price.

(g)           Notwithstanding anything to the contrary in this Section 14.04 or any other provision of this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Class A Common Stock as of the related Conversion Date as described under Section 14.02(h) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 14.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder. Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Class A Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(h)           All calculations and other determinations under this Article 14 shall be made by the Company and all adjustments to the Conversion Rate shall be made to the nearest one-ten thousandth (1/10,000th) of a share. In no event will the Conversion Rate be adjusted such that the Conversion Price shall be less than the par value per share of Class A Common Stock. Notwithstanding anything in this Article 14 to the contrary, the Company shall not be required to adjust the Conversion Rate unless the adjustment would result in a change of at least 1.0% to the Conversion Rate. However, the Company shall carry forward, and take into account in any future adjustment, any adjustments that are less than 1.0% of the Conversion Rate and make such carried-forward adjustments, regardless of whether the aggregate adjustment is less than 1.0%, (i) on the effective date of any Fundamental Change or the Effective Date of a Make-Whole Fundamental Change, (ii) upon any conversion of the Notes, (iii) on each VWAP Trading Day of any Observation Period and (iv) on the date the Company sends a Redemption Notice for all or any Notes.

(i)           In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (f) of this Section 14.04, and to the extent permitted by applicable law and subject to the applicable rules of NASDAQ Global Select Market, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Company’s Board of Directors determines that such increase would be in the Company’s best interest. In addition, to the extent permitted by applicable law and subject to the applicable rules of NASDAQ Global Select Market, the Company may also (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Class A Common Stock or rights to purchase shares of Class A Common Stock in connection with a dividend or distribution of shares of Class A Common Stock (or rights to acquire shares of Class A Common Stock) or similar event. Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall send to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)            Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Class A Common Stock or any securities convertible into or exchangeable for shares of the Class A Common Stock or the right to purchase shares of the Class A Common Stock or such convertible or exchangeable securities. In addition, notwithstanding anything to the contrary in this Article 14, the Conversion Rate shall not be adjusted:

(i)             upon the issuance of any shares of Class A Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Class A Common Stock under any plan;

(ii)            upon the issuance of any shares of Class A Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;

(iii)           upon the issuance of any shares of the Class A Common Stock pursuant to the terms in effect as of the Issue Date of any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)           for ordinary course of business stock repurchases that are not tender or exchange offers referred to in Section 14.04(e), including structured or derivative transactions or pursuant to a stock repurchase program approved by the Company’s Board of Directors;

(v)            upon the issuance of shares of the Class A Common Stock pursuant the Subscription Agreements;

(vi)           solely for a change in the par value of the Class A Common Stock; or

(vii)          for accrued and unpaid interest on the Notes, if any.

(k)          Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall send such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(l)            Notwithstanding anything to the contrary in this Indenture or the Notes, if:

(i)           A Note is to be converted pursuant to Physical Settlement or Combination Settlement;

(ii)          The record date, effective date or expiration time for any event that requires an adjustment to the Conversion Rate has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any VWAP Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or VWAP Trading Day, as applicable;

(iii)         The conversion consideration due upon such conversion includes any whole shares of Class A Common Stock (in the case of Physical Settlement) or due in respect of such VWAP Trading Day includes any whole or fractional shares of Class A Common Stock (in the case of Combination Settlement); and

(iv)        Such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise);

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such VWAP Trading Day (in the case of Combination Settlement).

(m)            For purposes of this Section 14.04, the number of shares of Class A Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Class A Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Class A Common Stock.

Section 14.05.      Adjustments of Prices. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change or Optional Redemption), the Company’s Board of Directors shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date, effective date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 14.06.      Shares to Be Fully Reserved. The Company shall reserve, on or prior to the date of this Indenture, and from time to time as may be necessary, free from preemptive rights, out of its authorized but unissued shares, sufficient shares of Class A Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement is applicable, and including the maximum number of Additional Shares that could be included in the Conversion Rate for a conversion in connection with a Make-Whole Fundamental Change).

Section 14.07.      Effect of Recapitalizations, Reclassifications and Changes of the Class A Common Stock.

(a)            In the case of:

(i)            any recapitalization, reclassification or change of the Class A Common Stock (other than changes resulting from a subdivision or combination and other than changes only in par value, or from par value to no par value or from no par value to par value);

(ii)          any consolidation, merger or other combination involving the Company; or

(iii)         any sale, lease or other transfer or disposition to a third party of all or substantially all of the Company’s and its Subsidiaries’ consolidated assets, taken as a whole; or

(iv)         any statutory share exchange,

in each case, as a result of which the Class A Common Stock would be converted into, or exchanged for stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event” and any such stock, other securities, other property or assets (including cash or any combination thereof), “Reference Property” and the amount of Reference Property that a holder of one share of the Class A Common Stock immediately prior to such Share Exchange Event would have been entitled to receive upon the occurrence of such Share Exchange Event, a “Unit of Reference Property”), then the Company, or the successor or purchasing corporation, as the case may be, will execute with the Trustee, without the consent of the Holders, a supplemental indenture providing that, at and after the effective time of the Share Exchange Event, the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of Reference Property that a holder of a number of shares of the Class A Common Stock equal to the Conversion Rate immediately prior to such Share Exchange Event would have been entitled to receive upon such Share Exchange Event; provided, however, that at and after the effective time of such Share Exchange Event:

(A)           the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 14.02; and

(B)            (I) any amount payable in cash upon conversion of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) any shares of Class A Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 14.02 shall instead be deliverable in the Units of Reference Property that a holder of that number of shares of Class A Common Stock would have received in such Share Exchange Event and (III) the Daily VWAP shall be calculated based on the value of a Unit of Reference Property; provided, however, that if the holders of Class A Common Stock receive only cash in such Share Exchange Event, then for all conversions that occur after the effective date of such Share Exchange Event (x) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 14.03), multiplied by the price paid per share of Class A Common Stock in such Share Exchange Event and (y) the Company shall satisfy the Conversion Obligation by paying such cash to the converting Holder on the tenth Business Day immediately following the Conversion Date.

If the Share Exchange Event causes the Class A Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Notes will be convertible shall be deemed to be based on: (A) the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election; and (B) if no holders of Class A Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Class A Common Stock. The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock that affirmatively make such an election as soon as practicable after such determination is made.

The supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 14. If the Reference Property in respect of any Share Exchange Event includes shares of stock, other securities or other property or assets (including any combination thereof) of a company other than the Company or the successor or purchasing corporation, as the case may be, in such Share Exchange Event, then such other company shall also execute such supplemental indenture, and such supplemental indenture shall contain such additional provisions to protect the interests of the Holders, including the right of Holders to require the Company to repurchase their Notes upon a Fundamental Change in accordance with Article 15, as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

(b)           In the event the Company shall execute a supplemental indenture pursuant to Section 14.07(a), the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or other assets (including any combination thereof) that will comprise the Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly send notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be sent to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)            If the Notes become convertible into Reference Property, the Company shall notify the Trustee and issue a press release containing the relevant information.

(d)            The Company shall not become a party to any Share Exchange Event unless its terms are consistent with this Section 14.07. None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, as applicable, as set forth in Section 14.01 and Section 14.02 prior to the effective date of such Share Exchange Event.

(e)            The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08.      Certain Covenants.

(a)            The Company covenants that all shares of Class A Common Stock issued upon conversion of Notes shall be duly authorized, fully paid and non-assessable and free from all preemptive or similar rights of any securityholder of the Company and, except for any transfer taxes payable by the Company or a Holder, as the case may be, pursuant to Sections 14.02(d) and 14.02(e), free from all transfer or similar taxes, liens, charges and adverse claims as the result of any action by the Company.

(b)            The Company shall comply with all federal and state securities laws regulating the offer and delivery of shares of Class A Common Stock upon conversion of the Notes, including that if any shares of Class A Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company shall, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)            The Company further covenants that if at any time the Class A Common Stock shall be listed on any national securities exchange or automated quotation system, the Company shall list and keep listed, so long as the Class A Common Stock shall be so listed on such exchange or automated quotation system, any Class A Common Stock issuable upon conversion of the Notes.

Section 14.09.      Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Class A Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Class A Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Conversion Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for conversion or no longer eligible therefor until the Company has delivered to the Trustee and the Conversion Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such conversion rights, on which notices the Trustee and the Conversion Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Conversion Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b). The parties hereto agree that all notices to the Trustee or the Conversion Agent under this Article 14 shall be in writing.

Section 14.10.      Notice to Holders Prior to Certain Actions. In case of any:

(a)           action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 14.03 or Section 14.04;

(b)           Share Exchange Event or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11; or

(c)            voluntary or involuntary dissolution, liquidation or winding-up of the Company or any of its Subsidiaries;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be sent to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 20 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Class A Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Share Exchange Event, any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with, or any dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Class A Common Stock of record shall be entitled to exchange their Class A Common Stock for securities or other property deliverable upon such Share Exchange Event, consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up; provided, however, that if on such date, the Company does not have knowledge of such event, the Company shall deliver such notice as promptly as practicable upon obtaining knowledge of such event and in no event later than the effective date of such adjustment. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Share Exchange Event, or any consolidation, merger, sale, assignment, lease, conveyance or other transfer or disposition of all or substantially all assets in accordance with Article 11, dissolution, liquidation or winding-up.

Section 14.11.      Stockholder Rights Plans. If the Company has a rights plan in effect upon conversion of the Notes into Class A Common Stock, Holders that convert their Notes shall receive, in addition to any shares of Class A Common Stock received in connection with such conversion, the appropriate number of rights under the rights plan, if any, and any certificate representing the shares of Class A Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such rights plan, as the same may be amended from time to time, unless prior to any conversion, the rights have separated from the shares of Class A Common Stock in accordance with the provisions of the applicable rights plan, in which case, and only in such case, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of shares of Class A Common Stock, Distributed Property pursuant to Section 14.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 14.12.      Limitation on Conversion Prior to Requisite Stockholder Approval. Notwithstanding anything to the contrary in this Indenture, in connection with limitations imposed by the continued listing standards of The NASDAQ Global Select Market, we, at our election, shall either (a) obtain shareholder approval of the issuance upon conversion of the Notes, in the aggregate, of shares of Class A Common Stock in excess of 19.9% of the common stock of the Company outstanding as of the issue date of the Notes, in accordance with the shareholder approval rules contained in such listing standards, or (b) pay cash in lieu of delivering any shares of Class A Common Stock otherwise deliverable upon conversion in excess of such limitations based on the 45 consecutive VWAP trading days during the relevant observation period. If the Company pays cash in lieu of delivering shares of Class A Common Stock, the Company will notify the Trustee, the Conversion Agent (if other than the Trustee) and the applicable Holders no later than the close of business on the trading day immediately following the related conversion date of the maximum number of shares the Company will deliver per $1,000 principal amount of converted Notes in respect of the relevant conversion.

Article 15
PURCHASE OF NOTES AT OPTION OF HOLDERS

Section 15.01.      Intentionally Omitted.

Section 15.02.      Repurchase at Option of Holders Upon a Fundamental Change.

(a)           If a Fundamental Change occurs at any time prior to the Maturity Date, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal thereof that is equal to $1,000 (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 nor more than 35 calendar days following the date of the Fundamental Change Company Notice (subject to extension as required to comply with law), at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of such Regular Record Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be purchased pursuant to this Article 15.

(b)           Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)           delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Certificated Notes, or in compliance with the Applicable Procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)           delivery of the Notes, if the Notes are Certificated Notes, to the Paying Agent on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the Applicable Procedures, in each case such delivery being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Notes to be repurchased shall state:

(A)            in the case of Certificated Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)            the portion of the principal amount of Notes to be repurchased, which must be $1,000 (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof; and

(C)            that the Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Fundamental Change Repurchase Notice must comply with the Applicable Procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

If a Holder has already delivered a Fundamental Change Repurchase Notice with respect to a Note, such Holder may not surrender such Note for conversion until such Holder has validly withdrawn such Fundamental Change Repurchase Notice (or, in the case of a Global Note, has complied with the Applicable Procedures with respect to such a withdrawal) in accordance with the terms of Section 15.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)            On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (if other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the Fundamental Change and of the repurchase right at the option of the Holders arising as a result thereof. Each Fundamental Change Company Notice shall specify:

(i)            the events causing the Fundamental Change;

(ii)           the effective date of the Fundamental Change;

(iii)          the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)         the Fundamental Change Repurchase Price;

(v)          the Fundamental Change Repurchase Date;

(vi)         the name and address of the Paying Agent and the Conversion Agent;

(vii)        the Conversion Rate and any adjustments to the Conversion Rate;

(viii)       that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture (or, in the case of a Global Note, complies with the Applicable Procedures with respect to such a withdrawal); and

(ix)          the procedures that Holders must follow to require the Company to repurchase their Notes.

Simultaneously with providing such Fundamental Change Company Notice, the Company shall issue a press release containing the information in such Fundamental Change Company Notice.

At the Company’s written request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company. In such a case, the Company shall deliver such notice to the Trustee at least three Business Days prior to the date that the notice is required to be given to the Holders (unless a shorter notice period shall be agreed to by the Trustee), together with Officers’ Certificate requesting that the Trustee give such notice.

Such notice shall be delivered to the Trustee, to the Paying Agent (if other than the Trustee) and to each Holder at its address shown in the Note Register (and to the beneficial owner as required by applicable law) or, in the case of Global Notes, in accordance with the Applicable Procedures.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

(d)           Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Certificated Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the Applicable Procedures shall be deemed to have been canceled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)           Notwithstanding the foregoing, the Company shall not be required to make an offer to repurchase Notes upon a Fundamental Change if a third party makes such an offer in the manner and at the times required and otherwise in compliance with the requirements for an offer made by the Company pursuant to this Article 15 and such third party purchases all Notes validly surrendered and not validly withdrawn under its offer on the Fundamental Change Repurchase Date.

Section 15.03.      Withdrawal of Fundamental Change Repurchase Notice. A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(a)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which portion must be in principal amounts of $1,000 (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof,

(b)           if Certificated Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(c)           the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof;

provided, however, that if the Notes are Global Notes, the withdrawal notice must comply with the Applicable Procedures.

Section 15.04.       Deposit of Fundamental Change Repurchase Price.

(a)            The Company shall deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 10:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be purchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date with respect to such Note (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02, by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

(b)            If by 10:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be purchased on such Fundamental Change Repurchase Date, then, with respect to Notes that have been properly surrendered for repurchase and not validly withdrawn:

(i)            such Notes shall cease to be outstanding and interest shall cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) on such Fundamental Change Repurchase Date; and

(ii)           all other rights of the Holders of such Notes will terminate on the Fundamental Change Repurchase Date (other than (x) the right to receive the Fundamental Change Repurchase Price and (y) if the Fundamental Change Repurchase Date falls after a Regular Record Date but on or prior to the related Interest Payment Date, the right of the Holder on such Regular Record Date to receive the accrued and unpaid interest to, but not including, the Fundamental Change Repurchase Date).

(c)            Upon surrender of a Note that is to be purchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unpurchased portion of the Note surrendered, without payment of any service charge.

Section 15.05.      Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer, the Company will, if required by applicable law:

(a)            comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)            file a Schedule TO or any other required schedule under the Exchange Act; and

(c)            otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes; in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15. To the extent that any securities laws and regulations conflict with the provisions of this Indenture with respect to the repurchase of Notes, the Company shall not be deemed to be in breach of this Indenture as a result of compliance therewith.

Article 16
OPTIONAL REDEMPTION

Section 16.01.      Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to November 30, 2027. On or after November 30, 2027, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes (subject to the Partial Redemption Limitation (as defined below)), at the Redemption Price, if the Last Reported Sale Price of the Class A Common Stock has been at least 130% of the Conversion Price then in effect for at least 20 Trading Days (whether or not consecutive) during the 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice in accordance with Section 16.02.

Section 16.02.       Notice of Optional Redemption; Selection of Notes.

(a)            In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a notice of such Optional Redemption (a “Redemption Notice”) not less than 50 nor more than 60 Scheduled Trading Days prior to the Redemption Date to each Holder so to be redeemed as a whole or in part; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent not less than five Business Days prior to the date such Redemption Notice is to be sent (or such shorter period of time as may be acceptable to the Trustee). The Redemption Date must be a Business Day and the Company shall not specify a Redemption Date that falls on or after the 46th Scheduled Trading Day immediately preceding the Maturity Date.

(b)            The Redemption Notice, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)            Each Redemption Notice shall specify:

(i)            the Redemption Date;

(ii)           the Redemption Price;

(iii)          that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)         the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)          that Holders may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date;

(vi)         the procedures a converting Holder must follow to convert its Notes and the Cash Percentage;

(vii)        the Conversion Rate and, if applicable, the number of Additional Shares added to the Conversion Rate in accordance with Section 14.03;

(viii)       the CUSIP number, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)          in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)           If the Company elects to redeem fewer than all of the outstanding Notes, at least $300,000,000 aggregate principal amount of Notes must be outstanding and not subject to redemption as of the relevant date of a Redemption Notice (such requirement, the “Partial Redemption Limitation”). If fewer than all of the outstanding Notes are to be redeemed, in the case of a Global Note, the Notes or portions thereof to be redeemed (in principal amounts of $1,000 (or $1.00 if PIK Interest has been paid) or integral multiples of $1.00 in excess thereof) shall be selected according to the applicable procedures of the Depositary, or, in the case of physical notes, the Notes to be redeemed (in principal amounts of $1,000 (or $1.00 if PIK Interest has been paid) or integral multiples of $1.00 in excess thereof) shall be selected by the Trustee by lot. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 16.03.       Payment of Notes Called for Redemption.

(a)            If any Redemption Notice has been given in respect of the Notes in accordance with Section 16.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)            Prior to the open of business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

(c)            Upon surrender of a Note that is to be redeemed in part pursuant to Section 16.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

Section 16.04.      Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

Article 17
SECURITY AND COLLATERAL

Section 17.01.      Grant of Security Interest. The due and punctual payment of the principal of and interest if any, on the Notes and all Obligations with respect to each Notes Guarantee when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this Indenture, the Notes and the Notes Guarantees, as applicable, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.

Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to (i) enter into the Security Documents (including, for the avoidance of doubt, from time to time, any Intercreditor Agreement), (ii) to perform its obligations and exercise its rights thereunder in accordance therewith, and (iii) subject to receipt by the Collateral Agent of the Officer’s Certificates and Opinions of Counsel required pursuant to Section 19.06 hereof, to enter into any additional Intercreditor Agreements, satisfactory in form to the Collateral Agent (for the avoidance of doubt, the Second Lien Intercreditor Agreement, substantially in the form of Exhibit C hereto, shall be deemed satisfactory to the Collateral Agent), upon having received written instruction from the Company to do so. The Collateral Agent will have no duties or obligations with respect to the Collateral except those expressly set forth hereunder or in the applicable Security Documents or the Intercreditor Agreements and no implied covenants or obligations shall be read into such documents against the Collateral Agent.

The Company and the Guarantors will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture, the Notes and the Notes Guarantees secured hereby, according to the intent and purposes herein expressed.

The Company will take, and will cause the Guarantors to take any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders, subject to no Liens other than as permitted in this Indenture.

Section 17.02.      Security Interest During an Event of Default. If an Event of Default occurs and is continuing, the Trustee may, in addition to any rights and remedies available to it under this Indenture and the Security Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions set forth in this Indenture and the Security Documents, the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral. Upon the occurrence and continuation of an Event of Default, to the extent permitted by applicable law and subject to the provisions of any applicable Intercreditor Agreement and the Security Documents (including notice requirements set forth in the Security Documents):

(i)	all of the rights of the Guarantors to exercise voting or other consensual rights with respect to all Equity Interests included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by applicable law, shall have the sole right to exercise such voting and other consensual rights in accordance with the written direction from the Required Holders (it being understood that, until receipt by the Collateral Agent of such written direction, it shall have no obligation to exercise, and shall incur no liability for not exercising, such voting or other consensual rights); and

(ii)	the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

Section 17.03.      Recording and Opinions.

(a)            The Company will furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either:

(1)           stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

(2)           stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b)            The Company and the Guarantors will furnish to the Collateral Agent and the Trustee within 30 days of May 30 of each year beginning with May 30, 2025, an Opinion of Counsel, dated as of such date, either:

(1)           stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given; or

(2)           stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(c)            The Company will otherwise comply with the provisions of TIA §314(b).

Section 17.04.      Release of Collateral.

(a)           The Liens on the Collateral securing the Notes Guarantees will be released upon the delivery to the Trustee and Collateral Agent of an Officer’s Certificate that one of the following has occurred, and an Opinion of Counsel that all conditions to such release under the terms of this Indenture have been satisfied:

(1)            in whole, upon:

(i)            payment in full of the Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the Notes Documents; or

(ii)            satisfaction and discharge of this Indenture as set in Article 3 hereto;

(2)            with respect to the property and assets of any Guarantor constituting Collateral, upon the release of such Guarantor from its Notes Guarantee in accordance with the terms of this Indenture;

(3)           as to any Collateral that is sold, assigned, transferred, conveyed or otherwise disposed of to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case, in a transaction that at the time of such sale or disposition does not violate the provisions set forth in Section 4.11 and Section 11.01 hereto, as applicable;

(4)           in whole or in part, with the consent of Holders of the requisite aggregate principal amount of Notes set forth in Article 10 hereof; or

(5)           if and to the extent required by the Intercreditor Agreement.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (3) shall not be permitted while any Default or Event of Default has occurred and is continuing. Any request to the Trustee and Collateral Agent to release Collateral shall be accompanied by an Opinion of Counsel and Officer’s Certificate stating that such release complies with this Indenture and the Security Documents.

(b)           The Company will comply with TIA §314(a)(1).

(c)            To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected. Notwithstanding anything to the contrary in this paragraph, neither the Company nor the Guarantors will be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable with respect to the released Collateral.

Section 17.05.      Certificates of the Company and the Guarantors; Opinions of Counsel. The Company and the Guarantors will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to this Indenture and the Security Documents:

(i)	all documents required by TIA §314(d); and

(ii)	an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA §314(d).

The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

In the event that the Trustee or the Collateral Agent is requested by the Company to execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this Indenture, the Security Documents and the Intercreditor Agreements to such release have been complied with and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the instruments or documents requested by the Company in connection with such release. Any such instrument or document shall be prepared by the Company. Neither the Trustee nor the Collateral Agents shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, neither the Trustee nor the Collateral Agents shall be under any obligation to release any such Lien, or execute and deliver any such instrument or document of release, satisfaction or termination with respect thereto, unless and until it receives such Officers’ Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely.

Section 17.06.      [Reserved].

Section 17.07.      Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

(i)	enforce any of the terms of the Security Documents; and

(ii)	collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 17.08.      Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders of according to the provisions of this Indenture.

Section 17.09.      Concerning the Collateral Agent.

(a)           The provisions of this Section 17.09 are solely for the benefit of the Collateral Agent (except as otherwise provided herein for the benefit of the Trustee) and none of the Company or any of the Guarantors nor any of the Holders shall have any rights as a third-party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the Collateral Agent shall have only those duties or responsibilities expressly provided hereunder or thereunder and the Collateral Agent shall not have nor be deemed to have any fiduciary relationship with the Trustee, the Company, any other Guarantor or any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Collateral Agent.

(b)           The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture, the Intercreditor Agreements or any other Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes or the Trustee, as applicable. After the occurrence of an Event of Default, subject to the provisions of the Security Documents, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.

(c)            None of the Collateral Agent or any of its respective Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct).

(d)            Other than in connection with a release of Collateral permitted under Section 17.04 (except as may be required by Section 10.02), in each case that the Collateral Agent may or is required hereunder or under any other Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Security Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. Subject to the Security Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(e)            Beyond the exercise of reasonable care in the custody of the collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith. The Collateral Agent shall have no responsibility to prepare or file any financing statement or continuation statement or record any documents or instruments in any public office at any time or times.

(f)            The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, as determined by a court of competent jurisdiction in a final, nonappealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future Holders of the Notes concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(g)            In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion, as applicable, may cause the Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent or the Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent and the Trustee reserve the right, instead of taking such action, either to resign as Collateral Agent or Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Neither the Collateral Agent nor the Trustee will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the Guarantor, the Holders of a majority in aggregate principal amount of the then outstanding Notes shall direct the Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

(h)            The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this Indenture and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any other Security Document, whether or not expressly stated therein.

(i)            The Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.06.

(j)            For the avoidance of doubt, the Trustee and the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

(k)            The Collateral Agent shall not be responsible for preparing or filing any financing or continuation statements or preparing or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral other than, subject to the rights of the Collateral Agent hereunder, by maintaining possession of possessory collateral delivered to the Collateral Agent in accordance with the Security Documents.

(l)            The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or the Security Documents by the Company or the Guarantors.

(m)           In no event shall the Collateral Agent be required to enter into any account control agreement which requires it to indemnify or reimburse any party thereto from the Collateral Agent’s own funds or from funds other than those received by the Collateral Agent from the applicable account and actually in the possession of the Collateral Agent at the time it receives any demand for reimbursement or indemnification.

Article 18
[Reserved]

Article 19
MISCELLANEOUS PROVISIONS

Section 19.01.      Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02.      Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company or a Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company or a Guarantor.

Section 19.03.      Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be in writing (including electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery to: EchoStar Corporation, 9601 South Meridian Boulevard, Englewood, Colorado 80112, Attention General Counsel, with a copy to White & Case LLP, 1221 Avenue of the Americas, New York, New York 10020, Attention: Jonathan Michels, Andrew J. Ericksen and Laura Katherine Mann. Any notice, direction, request or demand hereunder to or upon the Trustee or the Collateral Agent shall be in writing (including electronic mail in PDF format) and shall be deemed to have been sufficiently given or made, for all purposes, if delivered in person or mailed by first class mail (registered or certified, return receipt requested) or overnight air courier guaranteeing next day delivery to: The Bank of New York Mellon Trust Company, N.A., 601 Travis Street, 16th Floor, Houston, Texas 77002, Attention: Corporate Trust Administration, Email: rafael.martinez@bny.com, Telephone: (713) 483-6535.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders of Notes) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if sent by electronic mail; the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; and via email in PDF format, when actually received.

Any notice or communication sent to a Holder shall be mailed to it by first class mail (or electronic transmission in accordance with the Applicable Procedures in the case of Notes held in book-entry form), postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed or sent within the time prescribed. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA.

Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee and the Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this Indenture and the Security Documents and delivered using Electronic Means (as defined below); provided, however, that the Company and/or the Guarantors, as applicable, shall provide to the Trustee and the Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Guarantors, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the Guarantors, as applicable, elects to give the Trustee or Collateral Agent Instructions using Electronic Means and the Trustee or Collateral Agent in its discretion elects to act upon such Instructions, the Trustee’s and the Collateral Agent’s understanding, as applicable, of such Instructions shall be deemed controlling. The Company and/or the Guarantors, as applicable, understand and agree that the Trustee and the Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee and the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and the Collateral Agent have been sent by such Authorized Officer. The Company and/or the Guarantors, as applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the Collateral Agent and that the Company and/or the Guarantors, as applicable, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral’s, as applicable, reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and/or the Guarantors, as applicable, agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee and Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Obligor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Collateral Agent, as applicable, immediately upon learning of any compromise or unauthorized use of the security procedures.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 19.04.      Governing Law. THIS INDENTURE, THE NOTES GUARANTEES AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE, THE NOTES GUARANTEES AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

Section 19.05.      Communication by Holders of Notes with Other Holders of Notes. Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 19.06.      Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate and Opinion of Counsel stating that in the opinion of the signors, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e).

Each Officers’ Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officers’ Certificates provided for in Section 4.08) shall include (i) a statement that the Person making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate or opinion is based; (iii) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such covenant or condition has been satisfied; and (iv) a statement as to whether or not, in the judgment of such Person, such covenant or condition has been satisfied.

Notwithstanding anything to the contrary in this Section 19.06, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to such Opinion of Counsel.

Section 19.07.      Legal Holidays. If any Interest Payment Date, Fundamental Change Repurchase Date, Conversion Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 19.08.      Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 19.09.      Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Custodian, any Bid Solicitation Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.10.      Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 19.11.      Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.07.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 19.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 7.06, Section 8.03 and this Section 19.11 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 19.11, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:

Authorized Officer.

Section 19.12.      Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by electronically, including by PDF transmission, shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted electronically shall be deemed to be their original signatures for all purposes.

Section 19.13.      Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 19.14.      Waiver of Jury Trial; Submission of Jurisdiction. EACH OF THE COMPANY, EACH GUARANTOR, THE TRUSTEE, THE COLLATERAL AGENT AND EACH HOLDER OF THE NOTES BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTES GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 19.15.      Force Majeure. In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee and the Collateral Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 19.16.      Calculations. Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes or this Indenture. These calculations include, but are not limited to, determinations of the Stock Price or Trading Price, the Last Reported Sale Prices of the Class A Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. The Company shall make all these calculations in good faith and, absent manifest error, such calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder at the sole cost and expense of the Company. For the avoidance of doubt, the Trustee and the Conversion Agent shall rely conclusively on the calculations and information provided to them by the Company as to Stock Price, Daily VWAPs, Trading Price, Last Reported Sale Price of the Class A Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes. In no event shall the Trustee or the Conversion Agent be charged with knowledge of or have any duty to monitor the Stock Price or any Measurement Period. Neither the Trustee nor the Conversion Agent shall have any responsibility for calculations or determinations of amounts, determining whether events requiring or permitting conversion have occurred, determining whether any adjustment is required to be made with respect to conversion rights and, if so, how much, or for the delivery of shares of Class A Common Stock.

Section 19.17.      U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as is required to satisfy the requirements of the U.S.A. Patriot Act.

Section 19.18.      Tax Matters.

(a)          The parties hereto intend, for U.S. federal (and applicable state and local) income tax purposes: (i) to treat the Notes as indebtedness that are not “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4, (ii) except to the extent the Issuer determines in good faith that such position for such adjustment is not supportable at a “more likely than not” (or higher) level of confidence, to treat any adjustment to the Conversion Rate of the Notes pursuant to Section 14.04 (other than clause (e) thereof), Section 14.07 or Section 14.11 as being made pursuant to a “bona fide, adjustment formula” within the meaning of Treasury Regulations Section 1.305-7(b)(1) (except to the extent otherwise required pursuant to the last sentence of Treasury Regulations Section 1.305-7(b)(1)), and (iii) except to the extent the Issuer determines in good faith that such position for such adjustment is not supportable at a “more likely than not” (or higher) level of confidence, to treat any adjustment to the Conversion Rate occurring pursuant to Section 14.03 or Section 14.04(e) as not giving rise to a constructive distribution pursuant to Section 305(c) of the Internal Revenue Code of 1986, as amended. The parties hereto shall not take any position for U.S. federal (and applicable state and local) income tax purposes inconsistent with the foregoing clauses (i) through (iii), except to the extent otherwise required by a change in applicable law or a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

(b)           In order to comply with applicable tax laws, rules and regulations, the Company, upon request of the Trustee, shall use commercially reasonable efforts to share with the Trustee information related to this Indenture it has in its possession, so as to help facilitate the Trustee's determination as to whether it has tax related obligations under applicable law, and the Company agrees that the Trustee shall be entitled to make a withholding under this Indenture to the extent required by applicable tax law.

Section 19.19.      Office of Foreign Assets Control Sanctions Representations.

(a)            The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively “Sanctions”).

(b)            The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will directly or indirectly use any payments made pursuant to this Indenture, (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

COMPANY:
ECHOSTAR CORPORATION

By:
Name:
Title:

GUARANTOR(S):
Northstar Wireless, LLC

By:
Name:
Title:

SNR Wireless LicenseCo, LLC

By:
Name:
Title:

DBSD Corporation

By:
Name:
Title:

Gamma Acquisition L.L.C.

By:
Name:
Title:

Northstar Spectrum, LLC

By:
Name:
Title:

SNR Wireless HoldCo, LLC

By:
Name:
Title:

[Signature Page to Indenture]

DBSD Services Limited

By:
Name:
Title:

Gamma Acquisition HoldCo, L.L.C.

By:
Name:
Title:

TRUSTEE:
The Bank of New York Mellon Trust Company, N.A.

By:
Name:
Title:

COLLATERAL AGENT:
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:
Name:
Title:

[Signature Page to Indenture]

Exhibit A

[Form of Face of Note]

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT 9601 SOUTH MERIDIAN BOULEVARD, ENGLEWOOD, COLORADO 80112, ATTENTION: GENERAL COUNSEL.

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

Exhibit 1

ECHOSTAR CORPORATION

3.875% Convertible Senior Secured Note due 2030

No. [ ]	[Initially] $[ ]

CUSIP No. [  ]

EchoStar Corporation, a corporation duly organized and validly existing under the laws of the State of Nevada (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]1 [ ]2, or registered assigns, the principal amount [as set forth in the “Schedule of Exchanges of Notes” attached hereto]3 [of $[ ]]4, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $                        in aggregate at any time, in accordance with the rules and procedures of the Depositary, on November 30, 2030 and interest thereon as set forth below.

This Note shall bear interest at the rate of 3.875% per year from                 , 2024 or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until November 30, 2030, unless earlier converted or repurchased. From (and including)              , 2024 to November 30, 2026, accrued interest on this Note will be made, at the Company’s election, by (i) payment-in-kind or (ii) cash; provided that, the Company may not pay interest as payment-in-kind for any interest period if the payment of interest on the New Exchange Notes or any Indebtedness incurred under clauses (2) and (3) of Section 4.12(a) of the Indenture during such period is made in cash. After November 30, 2026, accrued interest on this Note will be entirely payable in cash. Accrued interest on this Note shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for a partial month, on the basis of the number of days actually elapsed in a 30-day month. Interest is payable semi-annually in arrears on each May 30 and November 30, commencing on May 30, 2025, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes plus one percent from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) upon presentation thereof at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in New York, New York as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof.

Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

 1        Include if a global note.

2        Include if a physical note.

3        Include if a global note.

4        Include if a physical note.

Exhibit 2

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually or electronically signed by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

ECHOSTAR CORPORATION

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes described in the within-named Indenture.

The Bank of New York Mellon Trust Company, N.A., as Trustee.

By:
Authorized Signatory

Exhibit 3

[FORM OF REVERSE OF NOTE]

ECHOSTAR CORPORATION

3.875% Convertible Senior Secured Note due 2030

This Note is one of a duly authorized issue of Notes of the Company, designated as its 3.875% Convertible Senior Secured Notes due 2030 (the “Notes”), limited to the aggregate principal amount of $                          , all issued under and pursuant to an Indenture dated as of November______, 2024 (the “Indenture”), among the Company, the Guarantors, The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity the “Trustee”), and as collateral agent (in such capacity, the “Collateral Agent”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Conversion Agent, the Company and the Holders of the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms.

Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. The Notes represent that aggregate principal amount of outstanding Notes from time to time endorsed hereon and the aggregate principal amount of outstanding Notes represented hereby may from time to time be increased or reduced to reflect purchases, cancellations, conversions or transfers permitted by the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. Upon conversion of any Note, the Company shall, at its election, pay or deliver, as the case may be, cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of or the consideration due upon conversion of, as the case may be, and accrued and unpaid interest on this Note at the place, at the respective times, at the rate and in the lawful money or shares of Class A Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1.00 in excess thereof. PIK Interest on the Notes shall be paid in minimum denominations of $1.00 and integral multiples thereof, rounded up to the nearest $1.00. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Exhibit 4

The Notes shall be redeemable at the Company’s option on or after November 30, 2027 in accordance with the terms and subject to the conditions specified in the Indenture. The Redemption Date must be a Business Day and the Company shall not specify a Redemption Date that falls on or after the 41st Scheduled Trading Day immediately preceding the maturity date. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 (or $1.00 if PIK Interest has been paid) or integral multiples of $1.00 in excess thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list.

Exhibit 5

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

ECHOSTAR CORPORATION

3.875% Convertible Senior Secured Note due 2030

The initial principal amount of this Global Note is DOLLARS ($[ ]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

Exhibit 6

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: EchoStar Corporation

9601 South Meridian Boulevard
Englewood, Colorado 80112

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof) below designated, into cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, at the Company’s election, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Class A Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Class A Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be converted are as set forth here:

Dated:
Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Class A Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Exhibit 7

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$__________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

Exhibit 8

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: EchoStar Corporation

9601 South Meridian Boulevard
Englewood, Colorado 80112

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from EchoStar Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount (or $1.00 if PIK Interest has been paid) or an integral multiple of $1.00 in excess thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth here:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all):

$__________________

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit 9

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received hereby sell(s), assign(s) and transfer(s) unto (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)
Signature Guarantee Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exhibit 10

Exhibit B

[Form of First Lien Intercreditor Agreement]

[Attached.]

Exhibit 1

Exhibit C

[Form of Second Lien Intercreditor Agreement]

[Attached.]

Exhibit 1

Exhibit D

[Form of Supplemental indenture]

[Attached.]

Exhibit 1